SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Waste Management, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1001 Fannin Street, Suite 4000

Houston, Texas 77002

Dear Stockholder:

We invite you to attend our Annual Meeting of Stockholders on May 14, 2004, in Houston, Texas. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes the formal notice of meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

For those stockholders with access to the Internet, we encourage you to access http://www.proxyvote.com to vote your shares over the Internet. Also, we encourage you to elect to receive future annual reports, Proxy Statements and other materials over the Internet, by following the instructions in the Proxy Statement. This electronic means of communication is quick and convenient and can save the Company a substantial amount of money in printing and postage costs.

Even if you only own a few shares, we want your shares to be represented at the meeting. Whether or not you attend the meeting, please vote your shares either by returning your proxy card or by voting by telephone or over the Internet as soon as possible. See the proxy card for detailed instructions on how to vote by telephone or over the Internet.

We hope you’ll be able to attend the meeting and look forward to seeing you on May 14th.

SINCERELY YOURS,

A. MAURICE MYERS

Chairman of the Board

April 8, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF WASTE MANAGEMENT, INC.

Date and Time:

May 14, 2004 at 11:00 a.m., Central Time

Place:

The Four Seasons Hotel

1300 Lamar

Houston, Texas 77010

Purpose:

•	To elect nine directors;

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004;

•	To vote on a proposal to approve our 2004 Stock Incentive Plan;

•	To vote on a proposal to approve our 2005 Annual Incentive Plan; and

•	To conduct other business that is properly raised at the meeting.

Only stockholders of record on March 19, 2004 may vote at the meeting.

Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope, or vote by telephone or over the Internet by following the instructions on the proxy card.

LINDA J. SMITH

Corporate Secretary

April 8, 2004

GENERAL INFORMATION

About this Proxy Statement

We sent you these proxy materials because Waste Management’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

Who May Vote

Stockholders of Waste Management, as recorded in our stock register at the close of business on March 19, 2004, may vote at the meeting. On April 8, 2004 we began mailing these proxy materials to those stockholders. Each share of Waste Management common stock is entitled to one vote. As of March 19, 2004, there were 578,905,170 shares of common stock outstanding and entitled to vote.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may revoke your proxy before we vote it at the meeting by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying our Corporate Secretary in writing at: Waste Management, Inc., 1001 Fannin Street, Suite 4000, Houston, Texas 77002. Your most current proxy is the one that is counted unless you vote in person at the meeting.

How Proxies Work

Waste Management’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You can vote by proxy:

•	by telephone or over the Internet by following the instructions on the proxy card; or

•	by mail by signing, dating and mailing the enclosed proxy card.

If you sign your proxy but do not give voting instructions, we will vote your shares as follows:

•	in favor of our director candidates;

•	in favor of the ratification of the independent auditors;

•	in favor of approval of the 2004 Stock Incentive Plan; and

•	in favor of approval of the 2005 Annual Incentive Plan.

For any other matters that may properly come before the meeting, your shares will be voted at the discretion of the proxy holders. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and shares held in our Employee Stock Purchase Plan are covered by separate proxy cards. If you hold shares through someone else, such as a broker, you may also get material from them asking how you want to vote. You should complete and return each proxy or other voting instruction request provided to you.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person.

Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker signs and returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Votes Needed

Directors are elected by a plurality of shares present at the meeting, meaning the nine nominees that receive the highest number of votes cast in favor of their election will be elected.

The ratification of the independent auditors, the approval of the 2004 Stock Incentive Plan and the approval of the 2005 Annual Incentive Plan require the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote.

Abstentions have the same effect as a vote against a matter because they are considered present and entitled to vote, but are not voted.

Broker non-votes will be considered present for quorum purposes but not considered entitled to vote. Accordingly, broker non-votes will have no effect on the vote.

Attending in Person

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Waste Management stock in order to be admitted to the meeting.

BOARD OF DIRECTORS

In March 2004, the Board of Directors elected David P. Steiner, our new Chief Executive Officer, to the Board.

Ralph V. Whitworth, a current director, is not standing for re-election at the 2004 Annual Meeting of Stockholders. Mr. Whitworth is a partner in the investment firm, Relational Investors LLC (“Relational”) and his strategy when he joined our Board in 1998 was to act as a catalyst for change. With the recent management succession planning completed, Mr. Whitworth believes that the Company’s “turnaround” is essentially complete. Therefore, Mr. Whitworth has decided not to stand for re-election in order to pursue other opportunities. Mr. Whitworth has indicated that Relational currently intends to maintain its investment in the Company to take advantage of expected improved performance as the Company completes execution of its operational strategy. However, there can be no assurance as to the size or holding period of Relational’s position going forward and Relational reserves the right to increase, reduce or dispose of its position at any time based on factors such as prevailing market conditions or changes in investment strategy or outlook.

DIRECTOR NOMINEES

(Item 1 on the Proxy Card)

The first proposal on the agenda will be to elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board has nominated the nine director candidates listed below, and recommends that you vote for their election. Since no nominees will be recognized other than those that are nominated in accordance with our Bylaws, the following director candidates, all of whom are current directors, are the only nominees that will be presented for the 2004 Annual Meeting. The nominees receiving the greatest number of votes for each of the nine positions will be elected.

The Board of Directors has determined that the seven non-employee directors are independent in accordance with the New York Stock Exchange requirements. In making its determination of independence, the Board of Directors adopted categorical standards of director independence, which meet or exceed the New York Stock

Exchange requirements. The categorical standards are included in our Corporate Governance Guidelines attached as Appendix A to this Proxy Statement, and the Board determined that each non-employee director meets these standards.

The following is a brief biography of each director nominee. You will find information on their holdings of Waste Management stock in the “Director and Officer Stock Ownership” section on page 9.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
Pastora San Juan Cafferty	63

•      Director of the Company or one of its predecessors since 1994.

•      Professor — University of Chicago since 1985 and faculty member since 1971.

•      Director of Kimberly-Clark Corporation, Peoples’ Energy Corporation and Harris Financial Corporation and its subsidiaries.

•      Director — Lyric Opera of Chicago.

•      Trustee — Rush University Medical Center.

Frank M. Clark, Jr.	58

•      Director since 2002.

•      Senior Vice President — Exelon Corporation (energy holding company) since 2001.

•      Executive Vice President — Exelon Energy Delivery since 2001.

•      President — ComEd since 2001 and Executive Vice President — ComEd from 2000 to 2001.

•      Senior Vice President, Corporate and Governmental Affairs — Commonwealth Edison Company, a subsidiary of UNICOM Corporation (which was purchased by PECO in 2000 to form Exelon Corporation) from 1999 to 2000.

Robert S. Miller	62

•      Director of the Company or one of its predecessors since 1997.

•      Non-executive Chairman of the Board — Federal Mogul Corporation (automotive parts manufacturing firm) since January 2004.

•      Chairman and CEO — Bethlehem Steel Corporation (steel manufacturing company) from September 2001 to December 2003. (Bethlehem Steel filed for bankruptcy in October 2001.)

•      Chairman — Federal Mogul Corporation from September 2000 to October 2001 and CEO from September 2000 to January 2001. (Federal Mogul filed for bankruptcy in October 2001.)

•      Special Advisor — Aetna, Inc. (health insurer) from February 2000 to September 2000.

•      President and Director — Reliance Group Holdings, Inc. (property and casualty insurance company) from February 2000 to September 2000. (Reliance Group Holdings filed for bankruptcy in June 2001.)

•      Interim President and CEO — Waste Management, Inc. from August 1999 to November 1999 and non-executive Chairman of the Board from July 1998 to May 1999.

•      Director of Federal Mogul Corporation, Pope & Talbot Inc., Symantec Corp., UAL Inc. and RJ Reynolds Tobacco Holdings, Inc.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
A. Maurice Myers	63

•      Chairman of the Board since November 1999.

•      President and CEO from November 1999 to March 2004.

•      Chairman of the Board — Yellow Roadway Corporation from July 1996 to November 1999 and President and CEO from April 1996 to November 1999.

•      Director of Tesoro Petroleum Corporation and Hawaiian Electric Industries, Inc.

John C. Pope	55

•      Director of the Company or one of its predecessors since 1997.

•      Chairman of the Board — PFI Group (private investment firm).

•      Chairman of the Board — MotivePower Industries, Inc. (manufacturer and remanufacturer of locomotives and locomotive components) from January 1996 to November 1999.

•      Director of Federal Mogul Corporation, R.R. Donnelley & Sons, Co., Air Canada Corporation, Per-Se Technologies, Inc., Dollar Thrifty Automotive Group, Inc., Kraft Foods, Inc. and CNF, Inc. (Mr. Pope will resign as a director of Air Canada and Federal Mogul Corporation upon each corporation emerging from reorganization proceedings, which is anticipated to occur for each corporation in the latter half of 2004.)

W. Robert Reum	61

•      Director since 2003.

•      Chairman, President and CEO — Amsted Industries Incorporated (diversified manufacturer for the railroad, vehicular and construction industries) since March 2001.

•      Chairman, President and CEO — The Interlake Corporation (multinational manufacturer of engineered materials and handling/packaging systems) from 1991 to 1999.

•      Chairman of the Board — Morton Arboretum.

Steven G. Rothmeier	57

•      Director of the Company or one of its predecessors since 1997.

•      Chairman and CEO — Great Northern Capital (private investment management, consulting and merchant banking firm) since March 1993.

•      Director of GenCorp., Inc. and Precision Castparts Inc.

David P. Steiner	43

•      Chief Executive Officer and Director since March 2004.

•      Executive Vice President and Chief Financial Officer from April 2003 to March 2004.

•      Senior Vice President, General Counsel and Corporate Secretary from July 2001 to April 2003.

•      Vice President and Deputy General Counsel from November 2000 to July 2001.

•      Partner, Phelps Dunbar L.L.P. from 1990 to November 2000.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
Carl W. Vogt	68

•     Director since 2001.

•     Retired senior partner of Fulbright & Jaworski L.L.P. (a full-service international law firm).

•     Director of the Scudder Investments Mutual Funds, Yellow Roadway Corporation and American Science and Engineering, Inc.

•     Director of ISI Managed Funds from 1999 to 2004 and National Passenger Railroad Corporation (AMTRAK) from 1990 to 1992.

•     Chair of the U.S. National Transportation Safety Board from 1992 until 1994.

•     Trustee — Williams College, and interim President from 1999 to 2000.

•     Chair of the Flight Safety Foundation.

•     Member — American Council on Germany.

•     Fellow — Royal Aeronautical Society and the American Bar Foundation.

•     Industrial Fellow — Linacre College, Oxford University, England.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEE DIRECTORS.

Director Compensation

Employee Directors

Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. Mr. Myers and Mr. Steiner are the only directors who are also employees of the Company, and they do not receive any additional compensation for such service.

Non-Employee Directors

In 2003, our non-employee directors received the following compensation:

Annual Stock Unit Retainer (1)

•	$70,000, paid in two installments, generally on January 15th and July 15th of each year

Annual Cash Retainers (2)

•	$40,000

•	$10,000 for each Committee Chair

•	$5,000 for each Audit Committee member

Meeting Fees (2)

•	$2,000 for each Board meeting attended

•	$1,500 for each Committee meeting attended

(1)

Under our 2003 Non-Employee Directors’ Deferred Compensation Plan, the stock unit retainer is credited to the directors’ accounts by dividing the dollar amount of the stock unit retainer by the fair market value of our common stock on that date. For example, on July 15, 2003, we divided $35,000 by $24.39, the fair market value of our common stock on that date, and credited each director’s account with approximately 1,435 stock units. These units will be paid out to the directors in the form of shares of common stock on a date that they choose, which may not be earlier than one year after the termination of the director’s Board service. The directors receive dividend rights on the stock units; however, there are no voting rights attached to the stock units.

(2)	The 2003 Directors’ Deferred Plan allows the non-employee directors to defer all or a portion of their cash compensation and receive payment in shares of Waste Management common stock upon termination of Board service, or upon such later date that the director may choose.

Meetings and Board Committees

Last year the Board held 10 meetings and each committee of the Board met independently as set forth below. Each member of the Board of Directors attended at least 75% of the meetings of the Board and the committees on which he served.

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board, and all members of the Board are invited to attend all committee meetings. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Additionally, the Board has the power to appoint additional committees, as it deems necessary.

The Audit Committee.

Mr. Pope has been the Chairman of our Audit Committee since May 2000. The other members of our Audit Committee are Ms. Cafferty and Messrs. Clark, Rothmeier and Vogt, each of whom served as members during all of 2003. Each of the members of our Audit Committee is independent in accordance with the rules and regulations of the New York Stock Exchange. Our Audit Committee held nine meetings in 2003.

SEC rules require that each publicly traded company have at least one financial expert on its Audit Committee. Our Board of Directors named Mr. Pope as the Audit Committee’s financial expert based on a thorough review of his education and financial and public company experience. Mr. Pope served in various financial positions, primarily in the airline industry, for approximately 20 years, including over nine years in the position of CFO. He has a master’s degree from the Harvard Graduate School of Business Administration and a bachelor’s degree in engineering and applied science from Yale University. Mr. Pope serves on six public company audit committees in addition to Waste Management’s. Our Board reviewed the time Mr. Pope spends on each company’s audit committee and, taking into consideration that Mr. Pope is not employed in a full-time position, determined that Mr. Pope’s service on the other companies’ audit committees does not impair his ability to serve as Chairman of our Audit Committee. However, Mr. Pope will resign as a director of Air Canada and Federal Mogul Corporation upon each corporation emerging from reorganization proceedings, which is anticipated to occur for each corporation in the latter half of 2004. At that time, Mr. Pope will serve on four public company audit committees in addition to Waste Management’s.

The Audit Committee’s duties are set forth in a written charter that was adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix B, and can also be reviewed by accessing our website at http://www.wm.com. The Audit Committee is generally responsible for overseeing all matters relating to our financial statements and reporting, internal audit function and independent auditors. As part of its function, the Audit Committee reports the results of all of its reviews to the full Board.

The Audit Committee manages the Company’s relationship with and engagement of our independent auditor. Specifically, it is the Audit Committee’s duty to engage our independent auditor, determine the auditor’s compensation and replace the auditor if necessary. The Audit Committee also reviews the independence of our independent auditor and establishes our hiring policies for current or former employees of the independent auditor. To ensure the quality of the services we receive, our Audit Committee evaluates the lead partner of our independent audit team and requires a report, at least annually, describing our independent auditor’s internal quality control procedures. Finally, the Audit Committee approves all services, including non-audit engagements, provided by our independent auditors. The pre-approval policies and procedures for services are described in more detail in the “Ratification of Independent Auditors” section of this Proxy Statement.

Our Company has an internal audit group that provides operational, information technology, financial and control audits to evaluate the effectiveness of our internal controls and generally appraise the adequacy of, and compliance with, our policies and procedures and applicable laws and regulations. The Audit Committee reviews the plans, staffing, reports and activities of our internal auditors. The Committee has also established procedures for receiving, retaining and handling complaints, including anonymous complaints by our employees, regarding accounting, internal controls and auditing matters.

The Audit Committee also reviews our financial statements, our Forms 10-K and 10-Q, all press releases relating to earnings as well as earnings guidance that we provide to analysts and rating agencies with our management and independent auditor. As part of these reviews, our Audit Committee discusses with the independent auditor any material changes to our accounting principles and matters required to be communicated under Statement on Auditing Standards No. 61 relating to the conduct of the audit. Additionally, the Audit Committee reviews with management, our independent auditors and internal auditors our financial reporting, accounting and auditing practices. As part of this review, our Audit Committee determines whether we have adequate and effective accounting and financial controls. The Audit Committee also reviews our CEO and CFO certifications related to our reports and filings. All of these reviews and discussions occur before we make the related filings or other public releases.

The Compensation Committee.

Ms. Cafferty has served as the Chairman of our Compensation Committee since January 2002. The other members of the Committee are Messrs. Clark, Miller, Reum, Rothmeier and Whitworth. The Compensation Committee met five times in 2003.

Our Compensation Committee is responsible for overseeing all of our executive and senior management compensation, as well as our compensation and benefit plans for employees generally. As part of its function, the Compensation Committee has established policies governing the compensation and benefits of all of our executives. Additionally, the Committee specifically approves the compensation of our senior management, sets the bonus plan goals for those individuals and reviews an annual evaluation of our CEO prepared by the Nominating and Governance Committee to set the CEO’s compensation. In addition to the specific responsibilities regarding senior management, the Compensation Committee administers all of our equity based incentive plans and recommends new Company compensation and benefit plans or changes to our existing plans to the full Board. The Compensation Committee regularly works with an independent compensation consultant to assist with the design, implementation and communication of various compensation plans. This year, our Compensation Committee has recommended, and the full Board has approved, the adoption of two new compensation plans as described in the “Proposal to Approve the Company’s 2004 Stock Incentive Plan” and “Proposal to Approve the Company’s 2005 Annual Incentive Plan” sections of this Proxy Statement.

In fulfilling its duties, the Compensation Committee undertakes an annual review of its performance relative to its charter, and reports the results of its evaluation to the full Board. The Compensation Committee’s written charter, which was approved by the Board of Directors, can be found on our website at http://www.wm.com.

The Nominating and Governance Committee.

Mr. Whitworth has served as the Chairman of our Nominating and Governance Committee since September 1998. Since Mr. Whitworth will not be standing for re-election at the 2004 Annual Meeting of Stockholders, a new Chairman of the Nominating and Governance Committee will be appointed by the Board in May 2004. The other members of the Committee include Messrs. Miller, Pope, Reum and Vogt. In 2003, the Nominating and Governance Committee met five times.

The Nominating and Governance Committee has a written charter that has been approved by the Board of Directors and can be reviewed by accessing our website at http://www.wm.com. It is the duty of the Nominating and Governance Committee to oversee matters regarding corporate governance, including evaluating and recommending the compensation of our Board members. The Committee also reviews and recommends the composition of our Board, including the nature and duties of each of our committees as well as evaluating the charters of each of the committees and recommending who the chairs of those committees should be. If any issues arise with respect to individual Board members, it is the Nominating and Governance Committee’s responsibility to review such director’s performance. The Nominating and Governance Committee also recommends such matters as the retirement policies for the Board, the terms for directors and the proper ratio of non-employee directors to outside directors. The Committee also coordinates the evaluation of the CEO by the non-employee directors and provides the results of the evaluation to the Compensation Committee.

If the Company receives stockholder proposals for inclusion in our proxy statements, it is the Nominating and Governance Committee’s function to review the proposals and recommend to the full Board whether the Company should object to, support or not take a position with respect to the proposal.

Mr. Whitworth, as Chairman of the Nominating and Governance Committee, currently acts as presiding director in executive sessions of the Board of Directors, in accordance with our Corporate Governance Guidelines. Stockholders wishing to communicate with the presiding director or the non-employee directors should address their communications to Presiding Director, c/o Waste Management, Inc., P. O. Box 53569, Houston, Texas 77052-3569.

The Nominating and Governance Committee is authorized to identify, and recommend to the full Board, candidates to fill director vacancies as they occur on the Board. Potential director candidates are identified through various methods, and the Committee welcomes suggestions from directors, members of management, and stockholders. Also, the Nominating and Governance Committee sometimes uses outside consultants to assist it with identifying potential director candidates.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal and professional integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, and the potential for effectiveness, in conjunction with the other directors, to serve the long-term interests of the stockholders. The Committee uses a matrix of functional and industry experiences for its current directors and to develop criteria for new candidates when a vacancy becomes available. Before being nominated by the Nominating and Governance Committee, director candidates are interviewed by a minimum of two members of the Nominating and Governance Committee and the Chairman of the Board. Additional interviews may include other members of the Board, representatives from senior levels of management and a consultant if one is being used.

The Committee intends to maintain the size of the Board at nine directors in accordance with the objective stated in our Corporate Governance Guidelines. When a vacancy occurs or is anticipated, the Nominating and Governance Committee will consider all potential nominees on their merits without regard to the source of recommendation. The Nominating and Governance Committee believes that the nominating process will and should continue to involve significant subjective judgments. To suggest a nominee, you should submit your candidate’s name, together with biographical information and his or her written consent to nomination to the Chairman of the Nominating and Governance Committee, Waste Management, Inc., 1001 Fannin, Suite 4000, Houston, Texas 77002, between November 9, 2004 and December 9, 2004.

Stockholders can review our Corporate Governance Guidelines, as well as our Code of Conduct, by accessing our website at http://www.wm.com.

DIRECTOR AND OFFICER STOCK OWNERSHIP

This table shows how much common stock each director nominee and executive officer named in the Summary Compensation Table on page 14 owned on March 19, 2004. None of these individuals own more than 1% of our outstanding shares, except for Mr. Whitworth, who owns 1.3%, as described in footnote 3 to the table. Collectively, the directors and officers as a group owned approximately 2.6% of our outstanding shares as of March 19, 2004.

In March 2004, the Board of Directors adopted stock ownership guidelines for our non-employee directors. Each director is required to own shares of Company common stock valued at five times his annual cash retainer (approximately 6,700 shares). Current directors will have three years from the date of adoption of the guidelines to attain this level of ownership, while directors elected after March 2004 will have three years from the date of election to the Board to attain this level.

The stock ownership guidelines for our executives are disclosed in the Compensation Committee Report on page 20 of this Proxy Statement.

Name	Shares of Common Stock Owned	Stock Units (1)	Shares of Common Stock Covered by Options Exercisable Within 60 Days
Pastora San Juan Cafferty	3,625	4,412	50,875
Frank M. Clark, Jr.	1,000	4,412	0
Robert S. Miller	11,726	6,571	442,708
John C. Pope (2)	4,338	4,412	42,175
W. Robert Reum	1,000	2,687	0
Steven G. Rothmeier	1,239	4,412	44,350
Carl W. Vogt	48,319	4,412	10,000
Ralph V. Whitworth (3)	7,316,200	4,412	315,000
A. Maurice Myers	247,840	—	1,514,322
David P. Steiner (4)	28,584	—	272,500
Lawrence O’Donnell, III (5)	36,455	—	591,250
William L. Trubeck (6)	41,363	—	660,000
David R. Hopkins (7)	8,045	—	453,750

All directors and executive officers as a group (27 persons)	7,973,330	35,730	7,122,513

(1)	Each stock unit represents one share of our common stock, and will be paid to the directors no earlier than termination of Board service.
(2)	The number of shares owned by Mr. Pope includes 435 shares held in a trust for the benefit of his children.
(3)	The number of shares listed for Mr. Whitworth is held by limited partnerships and managed accounts controlled by Relational Investors LLC, of which Mr. Whitworth is a principal. Mr. Whitworth disclaims beneficial ownership of these shares.
(4)	The number of shares listed for Mr. Steiner includes 15,000 shares granted pursuant to a restricted stock award on April 3, 2003, which vests in three equal annual installments beginning on the first anniversary of the date of grant, and 11,100 shares granted pursuant to a restricted stock award on March 4, 2004, which will vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition to the number of shares listed, Mr. Steiner has 1,958 shares of phantom stock credited to his account pursuant to our Retirement Savings Restoration Plan. Phantom stock units have the same value as a share of Company common stock. The value of the phantom stock is paid in cash upon termination of employment. No dividend rights accrue to the shares of phantom stock.
(5)	The number of shares listed for Mr. O’Donnell includes 11,100 shares granted pursuant to a restricted stock award on March 4, 2004, which will vest in four equal annual installments beginning on the first anniversary of the date of grant.

(6)	The number of shares listed for Mr. Trubeck includes 11,100 shares granted pursuant to a restricted stock award on March 4, 2004, which will vest in four equal annual installments beginning on the first anniversary of the date of grant. In addition to the number of shares listed, Mr. Trubeck has 4,452 shares of phantom stock credited to his account pursuant to our Retirement Savings Restoration Plan.
(7)	The number of shares listed for Mr. Hopkins includes 7,900 shares granted pursuant to a restricted stock award on March 4, 2004, which will vest in four equal annual installments beginning on the first anniversary of the date of grant.

PERSONS OWNING MORE THAN 5% OF WASTE MANAGEMENT COMMON STOCK

The table below shows the beneficial ownership of stockholders owning more than 5% of our common stock. We include this information based on Schedules 13D and 13G filed with the SEC as of March 19, 2004.

	Shares Beneficially Owned
Name and Address	Number	Percent
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	33,804,155	5.80

Wellington Management Company, LLP 75 State Street Boston, MA 02109	31,774,505	5.46

Legg Mason, Inc. 100 Light Street Baltimore, MD 21202	30,672,995	5.26

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, executive officers, directors and stockholders who own more than 10% of our common stock are required to file reports of their ownership, as well as any changes in their ownership, with the SEC and the New York Stock Exchange. They are also required to provide us with copies of any forms they file.

After reviewing the copies of the forms and written representations from the executive officers and directors, we believe that during the last fiscal year, the executive officers and directors complied with all of their requirements to report their stock ownership and any changes in their ownership, with the exception of the following:

•	In May 2003, Steven T. Ragiel, President of Recycle America Alliance, was granted an option to purchase 28,000 shares of common stock. Due to an administrative error, the Form 4 reporting the grant was filed late.

•	In June 2000, A. Maurice Myers, our Chairman, gifted options to purchase 100,260 shares of common stock to a trust for the benefit of his children, over which he has no control or authority. Mr. Myers and Waste Management continued to erroneously report the options as being owned by Mr. Myers until February 2004, when a Form 5 was filed to show the gift of the options.

EXECUTIVE OFFICERS

The following is a listing of our current executive officers, other than Mr. Myers and Mr. Steiner, whose personal information is included in the Director Nominees section of this Proxy Statement on page 4, indicating their names, ages and a summary of their business experience for the past five years.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
Lawrence O’Donnell, III	46

•     President and Chief Operating Officer since March 2004.

•     Executive Vice President — Operations Support and Chief Administrative Officer from April 2003 to March 2004.

•     Executive Vice President — Western Group from July 2001 to April 2003.

•     Executive Vice President, General Counsel and Corporate Secretary from March 2001 to July 2001.

•     Senior Vice President, General Counsel and Secretary from February 2000 to March 2001.

•     Vice President and General Counsel of Baker Hughes Incorporated from 1995 to February 2000.

William L. Trubeck	57

•     Executive Vice President — Western Group since April 2003.

•     Executive Vice President — Operations Support, Chief Administrative Officer and Chief Financial Officer from May 2002 to April 2003.

•     Executive Vice President and Chief Financial Officer from March 2001 to April 2002.

•     Senior Vice President and Chief Financial Officer from March 2000 to March 2001.

•     Senior Vice President — Finance and Chief Financial Officer of International Multifoods, Inc. from 1997 to March 2000.

•     President, Latin American Operation of International Multifoods, Inc. from 1998 to March 2000.

Lynn M. Caddell	50

•     Senior Vice President and Chief Information Officer since March 2004.

•     President, Yellow Technologies, Inc. from November 1999 to March 2004.

•     Vice President — Systems Development, Yellow Technologies, Inc. from July 1997 to November 1999.

Barry H. Caldwell	43

•     Senior Vice President — Government Affairs and Corporate Communications since September 2002.

•     Vice President — Government Relations, CIGNA Corporation from October 2000 to September 2002.

•     Vice President — Federal Affairs for the Pharmaceutical Research and Manufacturers of America from October 1996 to September 2000.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
Robert P. Damico	55	• Senior Vice President — Midwest Group since July 1998.

Richard T. Felago	55

•     Senior Vice President — Eastern Group since May 2001.

•     President of Wheelabrator Technologies Inc., a wholly-owned subsidiary of the Company, from May 1999 to May 2001.

•     Vice President — Marketing and Business Development of Wheelabrator Technologies Inc. from 1996 to May 1999.

David R. Hopkins	60

•     Senior Vice President — Southern Group since March 2000.

•     Senior Vice President — International Operations of the Company and CEO of Waste Management International, Inc., a wholly-owned subsidiary of the Company, from November 1998 to March 2000.

Jimmy D. LaValley	49

•     Senior Vice President — People since January 2004.

•     Vice President — Human Resources and Recruiting from January 2001 to January 2004.

•     Executive Vice President of Community Relations for Covad Communications Group, Inc. from April 2000 to December 2000.

•     Executive Director of Human Resources for U.S. West Communications from October 1997 to April 2000.

J. Drennan Lowell	47	• President of Wheelabrator Technologies Inc. since May 2001. • Vice President — Finance of Wheelabrator Technologies Inc. from May 1999 to May 2001.

Domenic Pio	40

•     President of Waste Management of Canada Corporation (formerly Canadian Waste Services, Inc.), a wholly-owned subsidiary of the Company, since April 2001.

•     Area Controller of Waste Management of Canada Corporation from April 1998 to April 2001.

Steven T. Ragiel	40	• President of Recycle America Alliance, L.L.C., a subsidiary of the Company, since March 2003. • Vice President of Recycling and Trading from 1997 to March 2003.

Cherie C. Rice	41	• Vice President and Treasurer since January 2004. • Vice President — Investor Relations from July 1998 to January 2004.

Greg A. Robertson	50

•     Vice President and Chief Accounting Officer since March 2004.

•     Vice President and Assistant Controller from July 2001 to March 2004.

•     Assistant Controller from March 2000 to July 2001.

•     Divisional Vice President and Assistant Controller, Browning-Ferris Industries, Inc., from May 1991 to November 1999.

Name	Age	POSITIONS HELD AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS
Robert G. Simpson	52

•     Senior Vice President and Chief Financial Officer since March 2004.

•     Senior Vice President and Chief Accounting Officer from April 2003 to March 2004.

•     Vice President and Chief Accounting Officer from May 2002 to April 2003.

•     Vice President — Taxation from November 1998 to May 2002.

James E. Trevathan	51	• Senior Vice President — Sales and Marketing since May 2000. • Vice President — Sales from July 1998 to May 2000.

Charles A. Wilcox	51	• Senior Vice President — Market Planning and Development since May 2001. • Senior Vice President — Eastern Group from July 1998 to May 2001.

Charles E. Williams	54	• Senior Vice President — Operations since May 2000. • Vice President Environmental Compliance/Engineering from 1996 to May 2000.

Rick L Wittenbraker	56	• Senior Vice President, General Counsel and Chief Compliance Officer since November 2003. • Partner, Bracewell & Patterson, L.L.P., from 1983 to November 2003.

EXECUTIVE COMPENSATION

These tables show the compensation of our CEO and our other four most highly paid executives for the last three fiscal years. You can see the Compensation Committee’s report starting on page 18 for an explanation of our compensation philosophy.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation ($)(2)
					Restricted Stock Award(s)($)	Securities Underlying Options
		Salary($)	Bonus($)	Other Annual Compensation ($)(1)

A. Maurice Myers (3) Chairman of the Board	2003 2002 2001	1,000,000 936,538 850,000	1,022,433 907,531 496,300	75,704 — 65,063	— — —	335,000 400,000 300,000	46,415 69,376 40,616

David P. Steiner (4) Chief Executive Officer	2003 2002 2001	459,215 366,154 284,250	346,835 227,813 172,500	— — —	317,250 — —	440,000 135,000 100,000	22,989 26,258 14,820

Lawrence O’Donnell, III (5) President and Chief Operating Officer	2003 2002 2001	565,000 539,423 511,250	425,790 373,755 324,800	— — —	— — —	140,000 150,000 175,000	44,624 40,524 30,929

William L. Trubeck Executive Vice President — Western Group	2003 2002 2001	565,000 539,423 518,750	405,673 359,215 291,800	— — —	— — —	140,000 150,000 200,000	45,518 40,068 28,454

David R. Hopkins Senior Vice President — Southern Group	2003 2002 2001	470,962 450,769 443,245	377,000 287,888 237,500	— — —	— — —	100,000 135,000 115,000	34,322 30,745 16,203

(1)	In accordance with SEC rules, perquisites and other personal benefits that in the aggregate total less than $50,000 have not been included. For 2003 and 2001, Other Annual Compensation for Mr. Myers included payments of approximately $24,000 and $49,000, respectively, for the purchase of life insurance.
(2)	All Other Compensation includes Company contributions to the 401(k) Plan, the Retirement Savings Restoration Plan and life insurance premiums. Amounts for fiscal year 2003 for the persons named above are as follows:

	401(k)	RSRP	Life Ins.
Myers	$4,462	$37,777	$4,176
Steiner	$3,923	$17,062	$2,004
O’Donnell	$9,000	$33,244	$2,380
Trubeck	$8,298	$34,840	$2,380
Hopkins	$9,000	$23,348	$1,984

(3)	Mr. Myers served as Chairman, President and Chief Executive Officer during 2003. In March 2004, in anticipation of his retirement in November 2004, the Board elected a new Chief Executive Officer and President. Mr. Myers will remain Chairman of the Board until his retirement in November 2004.
(4)	Mr. Steiner served as Executive Vice President and Chief Financial Officer during 2003. He was elected Chief Executive Officer in March 2004. Mr. Steiner was awarded 15,000 shares of restricted stock, valued at $317,250 on April 3, 2003. The shares of restricted stock vest in three equal installments, beginning on the first anniversary of the date of grant. At December 31, 2003, 15,000 shares were still restricted, and were valued at $444,000 based upon the closing price of $29.60 per share of common stock on the New York Stock Exchange on December 31, 2003. Mr. Steiner receives dividends on the shares of restricted stock.
(5)	Mr. O’Donnell served as Executive Vice President and Chief Administrative Officer during 2003. He was elected President and Chief Operating Officer in March 2004.

Option Grants in Last Fiscal Year

	Individual Grants(1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%	10%
A. Maurice Myers	335,000	3.2%	$19.61	3/06/2013	$4,130,550	$10,468,750
David P. Steiner	105,000	1.0%	$19.61	3/06/2013	$1,294,650	$3,281,250
	335,000	3.2%	$21.08	4/03/2013	$4,442,100	$11,256,000
Lawrence O’Donnell, III	140,000	1.3%	$19.61	3/06/2013	$1,726,200	$4,375,000
William L. Trubeck	140,000	1.3%	$19.61	3/06/2013	$1,726,200	$4,375,000
David P. Hopkins	100,000	1.0%	$19.61	3/06/2013	$1,233,000	$3,125,000

(1)	The exercise price of all options is the market price of our common stock on the grant date. Options granted to senior executives in 2003 become exercisable in 25% annual increments beginning one year after the date of grant and expire 10 years from the date of grant. The options granted in 2003 contain a reload feature, which provides that once the option is exercisable (i) if the price of the original option has appreciated by 25% and (ii) if the executive uses shares of Company common stock he has held for six months to pay the exercise price, the executive will receive a reload option equal to the number of shares used to pay the exercise price. The new option will have an exercise price equal to the fair market value of our common stock on the date of exercise, will be exercisable six months after the date of grant and will remain exercisable for the remaining term of the original option grant.
(2)	These columns show the gains the executives could realize if our common stock appreciates at a 5% or 10% rate over the ten-year term of the options. These growth rates are arbitrary assumptions specified by the SEC and are not our predictions.

Option Exercises and Values at Fiscal Year End

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
A. Maurice Myers	—	—	1,555,572	1,154,583	$19,130,906	$9,785,891
David P. Steiner	—	—	121,250	603,750	$361,275	$4,234,275
Lawrence O’Donnell, III	—	—	387,500	427,500	$3,975,969	$3,222,006
William L. Trubeck	—	—	437,500	452,500	$5,247,250	$3,692,250
David R. Hopkins	—	—	328,750	296,250	$2,043,069	$2,049,106

(1)	The difference between the option exercise price and the market value of our common stock at year-end, which was $29.60 based on the closing price on the New York Stock Exchange on December 31, 2003. The actual gain, if any, an executive may realize will depend on the market price of the stock at the time of exercise. “In-the-money” means the market price of the stock is higher than the exercise price of the option on the date specified.

Employment Agreements

Mr. Myers

In November 1999, we entered into an employment agreement with Mr. Myers that provides for his employment through November 10, 2004. In addition to certain “sign-on” and replacement awards granted at the date of his employment, Mr. Myers’ agreement provides that he will receive an annual base salary of at least $850,000, or such higher amount as may be determined by the Company, and will be eligible to receive an incentive bonus in accordance with our incentive compensation plan and will be eligible to participate in all other executive benefit and incentive plans.

Under the terms of the agreement, if Mr. Myers’ employment is terminated by reason of death or disability, he is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus, (c) any benefits to which he may be entitled under our plans, (c) full vesting of all outstanding unvested stock options and other equity-based awards, which will remain exercisable for one year and (d) a payment equal to two times his base salary at the date of termination of employment.

If we terminate Mr. Myers’ employment without cause or Mr. Myers leaves the Company for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination, (b) a payment equal to his annual base salary plus his target bonus multiplied by two, (c) continued benefits for a period of two years under all plans in which he was entitled to participate for the previous twelve months, (d) 100% vesting in all benefits, awards and grants accrued but unpaid at the date of termination and (e) continued vesting in all equity awards over a two-year period. If Mr. Myers terminates his employment for good reason in connection with a change in control, he is entitled to the same benefits described above, except that he will receive three times his annual base salary plus target bonus, continued benefits for a period of three years under all plans in which he was entitled to participate for the previous twelve months and continued vesting in all equity awards over a three-year period.

The agreement also provides for a supplemental retirement benefit to Mr. Myers that will be payable in quarterly installments each year for the rest of his life. If Mr. Myers voluntarily terminates his employment for other than good reason, he is entitled to receive $100,000, $400,000, $500,000 or $600,000 per year if the termination is on or after the 18 month, third, fourth or fifth anniversary of his employment, respectively. If Mr. Myers’ employment is terminated by reason of death, total disability, or if we terminate him for other than cause, or if Mr. Myers terminates his employment for good reason, he is entitled to receive $200,000 per year if the termination occurs before the first anniversary of his employment, $300,000 per year after the first anniversary, $400,000 per year after the second anniversary, $500,000 per year after the third anniversary and $600,000 a year at any time after the fourth anniversary of his employment. The payment amount in the case of an involuntary termination will be prorated based on the number of three-month periods he was employed and in all events, the annual payment will be $600,000 if paid in connection with a change-in-control. Mr. Myers is currently eligible to receive a retirement benefit of $500,000 per year.

If any payment or distribution to Mr. Myers is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Company a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. The agreement also contains provisions that restrict Mr. Myers’ ability to engage in any business that is competitive with our business or to solicit our employees for a period of two years following termination of his employment.

Mr. Steiner

Mr. Steiner entered into his current employment agreement in May 2002 after he became General Counsel of the Company. His agreement is for a two-year period with continuously renewing one-year periods thereafter. The agreement provides for an option award at the date of execution and also provides for a minimum base salary. The agreement also provides that Mr. Steiner will be eligible to receive an incentive bonus in accordance with our incentive compensation plan and will be eligible to participate in all other executive benefit and incentive plans.

Mr. Steiner’s agreement provides that, if his employment is terminated by reason of death or disability, he is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus, (c) his actual earned incentive bonus for any period not already paid, (d) amounts to which he is entitled pursuant to the terms of our benefit plans, (e) vesting of all outstanding unvested stock options, which will be exercisable for one year after his termination of employment and (f) two times his base salary at the date of termination of employment.

If we terminate Mr. Steiner’s employment without cause or he leaves the Company for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination and any incentive bonus amount earned but not yet paid, (b) a payment equal to two times his annual base salary plus his target bonus, (c) continued coverage under our benefit plans in which he was entitled to participate during the twelve months prior to termination of employment for a period of two years, (d) continued vesting of all stock options for a period of two years and (e) a pro-rated bonus for the year in which he is terminated. If his employment is terminated for good reason in connection with a change in control, then the benefits and payments described above are increased by one year and Mr. Steiner will be 100% vested in all awards, regardless of when granted, which will continue to be exercisable for three years after the termination of employment and he will receive a 100% target bonus payment, prorated as of the effective date of termination.

If any payment or distribution to Mr. Steiner is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Company a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. His agreement also contains provisions that restrict his ability to engage in any business that is competitive with our business or to solicit our employees, for a period of two years following termination of his employment.

Messrs. O’Donnell and Trubeck

We entered into employment agreements with each of Messrs. O’Donnell and Trubeck when they joined the Company in January and February of 2000 as General Counsel and Chief Financial Officer, respectively. Each of the agreements is for a continuously renewing five-year period and provides for certain sign-on and replacement awards at the time of employment and a minimum base salary. The agreements also provide that the executives will be eligible to receive an incentive bonus in accordance with our incentive compensation plan and will be eligible to participate in all other executive benefit and incentive plans.

The terms of the agreements provide that if the executive’s employment is terminated by reason of death or disability, he is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus, (c) his actual earned incentive bonus for any period not already paid, (d) amounts to which he is entitled under our benefit plans, (e) vesting of all outstanding unvested stock options and other equity-based awards, which will be exercisable for one year and (f) two times his base salary at the date of termination of employment.

If we terminate the executive’s employment without cause or he leaves the Company for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination and any incentive bonus amount earned but not yet paid, (b) a payment equal to two times his annual base salary plus his target bonus, (c) continued coverage under our benefit plans in which he was entitled to participate during the twelve months prior to termination of employment for a period of two years, (d) 100% vesting of all benefits, awards and grants accrued but unpaid at the date of termination and (e) immediate vesting of all stock options and shares of restricted stock granted at the date of employment and continued vesting for two years for all other equity-based awards. If the employment is terminated for good reason in connection with a change in control, then the benefits and payments described above are increased by one year and the executive will be 100% vested in all awards, regardless of when granted, which will continue to be exercisable for three years after the termination of employment and he will receive a 100% target bonus payment, prorated as of the effective date of termination.

If any payment or distribution to Messrs. O’Donnell or Trubeck is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, each is entitled to receive from the Company a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. Each of the agreements also contains provisions that restrict the executive’s ability to engage in any business that is competitive with our business or to solicit our employees for a period of two years following termination of employment.

Mr. Hopkins

Mr. Hopkins entered into his current employment agreement with the Company in March 2000. His agreement is for a continuously renewing three-year period and provides for a minimum base salary plus eligibility to receive an incentive bonus in accordance with our incentive compensation plan and participation in all other executive benefit and incentive plans.

Mr. Hopkins’ agreement provides that if his employment is terminated by reason of death or disability, he is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus, (c) his actual earned incentive bonus for any period not already paid, (d) all amounts to which he may be entitled pursuant to the terms of our benefit plans, (e) vesting of all outstanding unvested stock options and other equity-based awards, which will be exercisable for one year and (f) two times his base salary at the date of termination of employment.

If we terminate Mr. Hopkins’ employment without cause or he leaves the Company for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination and any incentive bonus amount earned but not yet paid for any prior year, (b) a payment equal to his annual base salary plus his target bonus multiplied by two, (c) benefits under all plans in accordance with their terms, (d) continued coverage in the Company’s health benefit plans for a period of two years, (e) 100% vesting in all benefits, awards and grants accrued but unpaid as of termination and (f) vesting of all equity based awards for a period of two years after termination. If his employment is terminated for good reason in connection with a change in control, then the benefits and payments are the same as described, except that Mr. Hopkins will be 100% vested in all benefits, awards and grants, including equity-based awards, which will be exercisable for three years after termination. He will also receive an additional bonus payment equal to 100% of the maximum bonus available to him, prorated as of the effective date of termination.

Our agreement with Mr. Hopkins provides that if any payment or distribution is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. The agreement also contains provisions that restrict Mr. Hopkins’ ability to engage in any business that is competitive with our business or to solicit our employees. The restrictive covenants in Mr. Hopkins’ agreement last for a period of two years following termination of his employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has prepared the following report regarding 2003 executive compensation, including specific information regarding compensation for our CEO.

Compensation Philosophy and Objectives of Executive Compensation

Programs

It is the policy of the Company and the Committee that all compensation programs should (i) link pay to the individual’s and the Company’s performance and (ii) be competitive in the market to enable the Company to attract, motivate, reward and retain the executive talent required to achieve corporate objectives. The Company also focuses on compensation linked to stock price performance to provide the strongest link to enhanced stockholder value. The Committee regularly works with an independent compensation consultant to assist with the design, implementation and communication of various compensation plans. The Company determines competitive levels of compensation by looking at compensation survey data for companies with revenues comparable to the Company. The Company’s compensation for executives includes base salaries, annual performance-based cash incentives, long-term equity incentives, and certain executive benefits and perquisites.

In designing Waste Management’s compensation programs, the Compensation Committee’s primary consideration is the Company’s achievement of strategic business goals that serve to enhance stockholder value. Section 162(m) of the Internal Revenue Code, as amended, limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to the Chief Executive Officer and the four highest paid officers other than the CEO, unless such compensation meets certain performance-based requirements. The Company’s stock option grants currently meet the performance-based requirements under Section 162(m). The Company’s Performance-Based Incentive Compensation Plan has been designed to meet the performance-based requirements under Section 162(m). The Committee may, however, authorize payment of non-deductible compensation if it determines that such action would be in the best interests of the Company and its stockholders.

Base Salaries

Base salaries for the Company’s executives in 2003 were determined after reviews of the competitive market data described above. In determining base salaries, the Committee considers market base salary rates, average annual salary increases for executives in companies of relative size across the country, and overall corporate financial performance. The Committee also reviews executives’ individual performance in making base salary increase decisions. The Company’s policy is to target base salary at the 50th percentile of the competitive market. Salary actions taken by the Compensation Committee in 2003, with respect to the executive officers, were consistent with the policies and practices described above.

Performance-Based Annual Incentive Compensation

The Company’s Performance-Based Incentive Compensation Plan links incentive compensation to the Company’s achievement of specific performance goals. These goals are established at the beginning of each year by the Compensation Committee based upon corporate and business unit objectives determined by the Board. For 2003 the corporate objectives were diluted earnings per share and return on capital employed, and the business unit objectives were return on capital employed and earnings before interest, taxes, depreciation and amortization (EBITDA). The objectives were weighted based upon the relative importance of each goal as determined by the Compensation Committee. The Compensation Committee used its discretion and reduced the maximum incentive payments authorized under the Performance-Based Incentive Compensation Plan based on the executive officers’ individual performance as measured against specific personal performance objectives.

A bonus target, ranging up to 115% of base salary, is established for each of the Company’s executives under the Company’s Performance-Based Incentive Compensation Plan. These bonus targets are based upon individual position, level of responsibility and each individual’s ability to impact the Company’s success. In 2003, the Company targeted annual incentive compensation at the 75th percentile of the market for comparable performance. Actual bonus awards are determined based on the Company’s and the individual executive’s achievement of the performance goals and can range from 0% to 200% of bonus target. Targeted bonuses for the named executive officers in 2003 generally fell between the market 50th and 75th percentiles. Actual bonuses for 2003 were less than target since Waste Management’s performance was below the established goals.

Long-Term Incentive Compensation

The Company believes that its executives should have an ongoing stake in the long-term success of the Company. We also believe these key employees should have a considerable portion of their total compensation tied to the Company’s stock price performance, which is directly linked to stockholder value. The Company targets long-term incentive compensation to be between the 50th and 75th percentile of the competitive compensation data described above.

For 2003, the Company primarily used stock options to deliver long-term incentives to executive officers. Stock options provide a strong link between pay and performance, since executives only realize value from stock options if the Company’s share price rises after the date of grant. The Compensation Committee annually reviews competitive market data to determine appropriate stock awards to executives. All stock options in 2003 were granted with exercise prices at 100% of fair market value of the Company’s common stock at the time of grant. The aggregate 2003 stock option grants for named executive officers approximated the 75th percentile of the competitive compensation data. Restricted stock is used periodically for attraction and retention purposes.

2004 will be a transition year for executive compensation at Waste Management. In an effort to improve the balance and durability of the long-term incentive program, senior management long-term incentives will be delivered in a combination of stock options and time-vesting restricted stock. A new long-term incentive program, which will incorporate long-term operational goals, as well as stock price performance, is being developed for implementation in 2005 assuming shareholder approval of the Stock Incentive Plan.

2003 Chief Executive Officer Compensation

Base Salary

The Committee established Mr. Myers’ annualized base salary at $850,000 in November 1999 when he joined the Company. This base salary was set below the 1999 competitive market 50th percentile in recognition of the stock-based compensation awards provided to Mr. Myers when he was hired. Mr. Myers did not receive an adjustment to his base salary in 2000 or in 2001. The Committee increased Mr. Myers’ base salary to $1,000,000 during 2002, bringing Mr. Myers’ base salary to the competitive market 50th percentile. Mr. Myers did not receive an adjustment to his base salary in 2003, nor will he receive an increase in 2004.

Annual Bonus

Mr. Myers received a bonus of $1,022,433 for 2003, based on the achievement of performance goals described above, under “Performance-Based Annual Incentive Compensation,” which was approximately 102% of his salary.

Long-Term Incentives

Mr. Myers received an option grant of 335,000 options in March 2003 under the Company’s annual stock option grant process. The grant of these stock options was made to reward his performance as evaluated by the Board of Directors. The options were granted with exercise prices at 100% of fair market value of the Company’s common stock on the date of grant.

Mr. Myers’ 2004 long-term incentive grant, which was comprised solely of stock options, was adjusted to reflect his anticipated retirement in November 2004. Specifically, Mr. Myers received a grant of 112,000 stock options on March 4, 2004, which had an exercise price of $29.24 and will be fully vested on November 10, 2004. Following Mr. Myers’ retirement, the vested options will remain exercisable until November 10, 2007.

Stock Ownership Policy

Executives at the Senior Vice President level and above, as well as select executives at the Vice President level, are subject to our stock ownership policy. The objectives of the ownership policy are to ensure that Company executives (1) hold a meaningful amount of Company stock, and (2) retain shares acquired from the Company’s equity compensation programs for a period of time. To achieve these objectives, the Company has implemented stock ownership guidelines that vary by level and are expressed as a fixed number of shares. The Chief Executive Officer is expected to own approximately 166,000 shares. Executives at the Senior Vice President level and above have five years to meet the guidelines and Vice Presidents have seven years. Shares owned outright, deferred stock units in the Retirement Savings Restoration Plan and shares held in the 401(k) plan count towards meeting the guideline. Executives are required to hold 100% of the after-tax profit shares from Company equity compensation programs for one year after exercise or vesting. At the end of the holding period, executives who have not met their ownership guidelines are required to continue to hold 50% of the net profit shares.

Summary

The Compensation Committee believes that the caliber and motivation of its executives, and the leadership of its CEO, are critical factors in the Company’s ability to create competitive advantage for shareholders through Company performance. We believe the structure and administration of executive compensation is an important, but not the only, critical element in executive leadership. The Compensation Committee is firm in its belief that executive compensation for 2003 adequately reflects its policy to align compensation with overall business strategy, values and management initiatives and to ensure the Company’s goals and performance are consistent with the interests of its stockholders. Stockholder approval of the proposed 2004 Stock Incentive Plan is critically important to the Company’s ability to offer equity incentives that align the interests of key employees with stockholders for the continued growth and success of the Company. We believe the 2004 Stock Incentive Plan (discussed on page 25 of this Proxy Statement) is worthy of your support.

The Compensation Committee of the Board of Directors

Pastora San Juan Cafferty, Chairperson

Frank M. Clark, Jr.

Robert S. Miller

W. Robert Reum

Steven G. Rothmeier

Ralph V. Whitworth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003 Ms. Cafferty and Messrs. Clark, Miller, Reum, Rothmeier and Whitworth served on the Compensation Committee. No member of the Compensation Committee was an officer or employee of Waste Management during 2003; however, Mr. Miller served as interim President and Chief Executive Officer from August 1999 until November 1999.

During 2003 none of our executive officers served as:

•	a member of a compensation committee of another company, one of whose executive officers served on our Compensation Committee;

•	a director of another company, one of whose executive officers served on our Compensation Committee; or

•	a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

RELATED PARTY TRANSACTIONS

During 2003, Carl Vogt, a member of our Board of Directors, was “of counsel” to Fulbright & Jaworski L.L.P. We have retained Fulbright & Jaworski L.L.P. to provide legal services for several years, including the years in which Mr. Vogt has served as a director. Mr. Vogt has had no involvement with, or knowledge of, the services provided to the Company by Fulbright & Jaworski, L.L.P., nor did he receive any compensation in connection with the services provided. The amount of legal fees paid to Fulbright & Jaworski L.L.P. did not exceed one percent of the firm’s gross revenues for any fiscal year in which Mr. Vogt has been a member of the Board, and therefore is not considered material. Mr. Vogt terminated his “of counsel” relationship with Fulbright & Jaworski L.L.P. on April 1, 2004, and has no further professional relationship with the firm.

Cherie C. Rice, our Vice President and Treasurer, is engaged to be married to Jerome M. Kruszka, President and Chief Operating Officer of Waste Corporation of America (“WCA”), one of our competitors. In 2000, we sold approximately $110 million of assets to WCA and, as part of the transaction, WCA issued us a promissory note in the aggregate principal amount of approximately $11 million. The note, which is due in October 2005, is an unsecured obligation and accrues interest at the rate of 8.5% per annum until maturity. At December 31, 2003, approximately $13.6 million was owed on the note. Additionally, in 2003, we transacted over $1 million of business with WCA, including approximately $950,000 of disposal fees we paid to them and $150,000 of disposal fees they paid to us. Neither Ms. Rice nor Mr. Kruszka have a direct interest in any of the transactions described; however, as executive officers of their respective companies, they each are deemed to have an indirect interest in such transactions.

STOCK PERFORMANCE GRAPH

The graph below shows the relative investment performance of Waste Management common stock, the Dow Jones Pollution Control Index and the S&P 500 for the last five years, assuming reinvestment of dividends at date of payment into the common stock. The following graph is presented pursuant to SEC rules and is not meant to be an indication of our future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Waste Management	$100	$37	$60	$69	$49	$64
Dow Jones Pollution Control Index	$100	$56	$78	$88	$69	$91
S&P 500	$100	$121	$110	$97	$76	$97

AUDIT COMMITTEE REPORT

The role of the Audit Committee is, among other things, to oversee the Company’s financial reporting process on behalf of the Board of Directors, to recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and to select the independent auditor for ratification by stockholders. Company management is responsible for the Company’s financial statements as well as for its financial reporting process, accounting principles and internal controls. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2003 with management and the independent auditors, and has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report:

•	First, the Audit Committee discussed with Ernst & Young, the Company’s independent accountants for fiscal year 2003, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•	Second, the Audit Committee discussed with Ernst & Young its independence and received from Ernst & Young a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of other non-audit services to the Company is compatible with the auditor’s independence.

•	Finally, the Audit Committee reviewed and discussed, with the Company’s management and Ernst & Young, the Company’s audited consolidated balance sheets at December 31, 2003, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended December 31, 2003, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure.

The Committee has also discussed with the Company’s internal and independent auditors the overall scope and plans of their respective audits. The Committee meets periodically with both the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal audit.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by the independent auditors.

Based on the reviews and discussions explained above (and without other independent verification), the Audit Committee recommended to the Board (and the Board has approved) that the Company’s financial statements be included in its annual report for its fiscal year ended December 31, 2003. The Committee has also approved the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2004.

The Audit Committee of the Board of Directors

John C. Pope, Chairman

Pastora San Juan Cafferty

Frank M. Clark, Jr.

Steven G. Rothmeier

Carl W. Vogt

RATIFICATION OF INDEPENDENT AUDITORS

(Item 2 on the Proxy Card)

The next proposal on the agenda for the Annual Meeting will be a proposal to ratify the Audit Committee’s appointment of Ernst & Young as our independent auditors for fiscal year 2004.

On March 21, 2002 we dismissed Arthur Andersen LLP as our independent auditors and appointed Ernst & Young. This determination followed our decision to seek proposals from independent accountants to audit our financial statements and was approved by the Board upon the recommendation of the Audit Committee.

Arthur Andersen’s report on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 31, 2001 and 2000 and through the date of dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for fiscal years 2001 and 2000.

For the fiscal years ended December 31, 2001 and 2000 and through the date of dismissal of Arthur Andersen, we did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Ernst & Young will be at the Annual Meeting. They will be able to make a statement if they want, and will be available to answer any appropriate questions stockholders may have.

Independent Auditor Fee Information

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories were as follows:

	2003	2002
	(in millions)
Audit Fees	$11.1	$9.1
Audit-Related Fees	3.7	0.8
Tax Fees	0.1	0.1

Total	$14.9	$10.0

Audit includes fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, accounting consultations, and statutory audits required domestically and internationally. Audit-related fees principally include separate subsidiary audits not required by statute or regulation and employee benefit plan audits. Tax fees were for tax assistance in certain foreign jurisdictions. The Company did not pay fees to Ernst & Young in 2003 or 2002 for any other professional services. The 2002 audit fees shown above have been adjusted to reflect accounting consultations on an accrual basis to conform to the 2003 presentation of fees.

The Audit Committee has adopted procedures for the approval of Ernst & Young’s services and related fees. Each January, all audit and audit-related services and fees for the upcoming audit are provided to the Audit Committee for approval. The services are grouped into significant categories and provided to the Audit Committee in the format shown above. All projects that have the potential to exceed $100,000 are separately identified and reported to the Committee for approval. The Audit Committee Chairman has the authority to approve additional services, not previously approved, between Committee meetings. The Audit Committee is updated on the status of all services and related fees at every regular meeting.

As set forth in the Audit Committee Report on page 22, the Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining auditor independence and has determined that they are.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

PROPOSAL TO APPROVE THE COMPANY’S 2004 STOCK INCENTIVE PLAN

(Item 3 on the Proxy Card)

The next item on the agenda is a proposal to approve the 2004 Stock Incentive Plan, which has been adopted by our Board of Directors, subject to stockholder approval.

Our stockholders have previously approved our 1993 Stock Incentive Plan, our 2000 Stock Incentive Plan and our 1996 Non-Employee Directors’ Plan. The 1993 Plan expired by its terms in 2003, and no additional grants can be made under that plan. The 2000 Stock Incentive Plan authorized 29 million shares for issuance, and as of March 19, 2004, we have 207,151 shares remaining available for grants to our employees. Under our 1996 Non-Employee Directors’ Plan, under which options can be granted only to our non-employee directors, there are approximately 1.2 million shares remaining available for stock option grants. As of March 19, 2004, in aggregate there were approximately 54.8 million options outstanding with a weighted average exercise price of $26.98 and a weighted average remaining term of 6.93 years, and there were approximately 164,800 restricted shares outstanding that vest on a weighted average basis in 3.7 years.

The Compensation Committee has determined that there is an insufficient number of shares available for grant under the 2000 Stock Incentive Plan and the 1996 Non-Employee Directors’ Plan to provide future grants of stock options and other awards to our employees and non-employee directors. Additionally, the Compensation Committee has recommended to our Board that a new plan be adopted to give us the flexibility needed to adapt our compensation practices to today’s changing marketplace.

If the 2004 Stock Incentive Plan is approved by stockholders, no further grants will be made under our 2000 Stock Incentive Plan or 1996 Non-Employee Directors’ Plan, and the approximately 1.4 million shares previously approved by stockholders under those plans that remain available for future grant will be made available under the new 2004 Stock Incentive Plan. Additionally, the shares that remain available under the 1996 Non-Employee Directors’ Plan will be available for grants to both non-employee directors and employees. We also have a 2000 Broad-Based Employee Plan, under which three million shares were authorized for grants to employees other than executive officers, and a 2003 Directors’ Deferred Compensation Plan, under which 500,000 shares were authorized for grant to non-employee directors. There are currently 70 shares remaining available for grants under the 2000 Broad-Based Employee Plan and approximately 462,500 shares remaining for grant under the 2003 Directors’ Deferred Compensation Plan, which will not be affected by the adoption of the 2004 Stock Incentive Plan.

The Board believes that by allowing us to continue to offer our employees long-term, performance based compensation through the 2004 Stock Incentive Plan, we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success. The Board also believes that the same considerations are applicable to compensation for our Board of Directors. The 2004 Stock Incentive Plan provides for grants of stock options, stock appreciation rights, stock awards and cash awards. Provisions have been included in the plan such that no repricings of stock options or stock appreciation rights can be made, nor can discounted options be granted. Additionally, the plan includes features designed to allow grants to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The following is a brief description of the 2004 Stock Incentive Plan. The complete plan is attached to this Proxy Statement as Appendix C.

Shares Available

The 2004 Stock Incentive Plan will authorize 22.5 million shares of common stock for awards granted under the 2004 Stock Incentive Plan. Including the shares remaining available under the 2000 Stock Incentive Plan and 1996 Non-Employee Directors’ Plan, there will be approximately 23.9 million shares available for awards. Under the Plan, restricted stock and performance share awards count as a whole share against the award limit. However, stock options and stock appreciation rights will count as only ½ of a share for the limitation on awards granted, provided, however, that in no event will more than 34 million shares be issued under the 2004 Stock Incentive Plan. Therefore, if only stock options or stock appreciation rights were granted under the plan, an aggregate of 34 million shares could be issued. Additionally, any shares subject to lapsed, cancelled or forfeited awards under the 2004 Stock Incentive Plan will be available for future awards, as will any shares subject to lapsed, forfeited or cancelled awards under the 2000 Stock Incentive Plan or 1996 Non-Employee Directors’ Plan. The 2004 Stock Incentive Plan also allows in certain circumstances the Company to withhold, or the holder of the award to tender, shares of common stock for payment of taxes or the exercise price of the award. Any shares that are withheld or tendered will also be available for grant under the plan.

Administration

The Compensation Committee will administer the 2004 Stock Incentive Plan, including selecting employees eligible to receive awards, interpreting the plan, establishing and revising any rules and regulations relating to the plan and making any other determinations it deems necessary or advisable for administration of the plan. Under the plan, each member of the Compensation Committee must be an outside, non-employee director in accordance with rules and regulations under the Securities Exchange Act, as amended (the “Exchange Act”) and Section 162(m) of the Code. Each of the members of our Compensation Committee meets all of the applicable requirements. The Committee is also allowed to delegate any or all of its authority to administer the Plan, except for delegations in the case of awards that are meant to qualify under Section 162(m) of the Code. More information about our Compensation Committee can be found on page 7 of this Proxy Statement.

Awards

All awards under the 2004 Stock Incentive Plan will be evidenced by an agreement or certificate setting forth the terms and conditions of the award as approved by the Compensation Committee. The following is a description of the type of awards that may be granted. These awards may be granted singly, in tandem with or in combination with other awards.

Stock Options.    Options granted under the 2004 Stock Option Plan may only be non-qualified stock options. The price of any stock option may not be less than the fair market value of our common stock on the date of grant. For purposes of the plan, “fair market value” means the average of the high and low prices of our common stock as reported on the New York Stock Exchange. The option price is payable in cash or, if the grant provides, in common stock or by surrender of an outstanding award, or a combination.

Stock Appreciation Rights.    Stock appreciation rights entitle the holder to any appreciation in value of a specified number of shares of common stock from the date of grant until the date of exercise. Any appreciation payable is determined by the excess of the fair market value of our common stock on the exercise date over the fair market value of the stock on the date of grant. The payment of the appreciation may be in cash or shares of common stock, or a combination of the two, as the Compensation Committee determines.

Stock Awards.    Stock awards under the plan may be in the form of shares of common stock or stock units. The stock awards granted may be subject to restrictions and contingencies regarding vesting, forfeiture and payment as the Compensation Committee may determine.

Cash Awards.    The Compensation Committee may grant cash awards pursuant to terms and conditions that they deem appropriate. The plan is designed to allow for cash awards that will comply with the requirements of performance-based compensation under Section 162(m). Any cash awards that are structured to comply with Section 162(m) may not exceed $5 million in any calendar year.

Performance Share Awards.    The Compensation Committee may grant employees performance share awards, the terms, conditions and limitations of which shall be determined by the Committee. The Committee will set performance goals in its discretion which, depending on the extent to which the goals are met, will determine the actual award that is paid out to the employee. The plan is designed to allow for performance share awards that will meet the requirements of performance-based compensation under Section 162(m).

The plan provides that no awards consisting of options or stock appreciation rights relating to, in the aggregate, more than one million shares (1.5 million for participants who become employees after the effective date of the plan) may be granted to any employee in any calendar year. Additionally, no participant, whether he is an employee or a non-employee director, may be granted stock awards relating to more than 300,000 shares of common stock in any calendar year.

Any of the awards granted under the plan, other than cash awards, may earn dividend equivalents, to be paid currently or at a later date, if the Compensation Committee so provides. Additionally, the Compensation Committee may allow award payments to be deferred. Finally, all awards granted under the plan are nontransferable except by will or in accordance with laws of descent and distribution or pursuant to a qualified domestic relations order, unless otherwise determined by the Compensation Committee.

Certain Federal Income Tax Consequences of Awards

All options granted under the 2004 Stock Incentive Plan are nonqualified options not entitled to special tax treatment under Section 422 of the Code. An option holder will generally not recognize any taxable income at the time he is granted a nonqualified stock option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

The option holder’s basis for determination of gain or loss upon the subsequent disposition of the shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, we will not be allowed any federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the requirements of Section 162(m) are met, if applicable.

Participants in the 2004 Stock Incentive Plan receiving awards that are paid or settled in cash or shares of common stock that are not subject to forfeiture will recognize ordinary income equal to the cash or the fair market value of shares when received. We will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met. If awards granted are restricted and subject to vesting, the participant will generally recognize ordinary income equal to the fair market value of the award received when all restrictions lapse. The Company will be entitled to a deduction for the same amount, assuming that, where applicable, the requirements of Section 162(m) are met.

The foregoing is only a summary of certain effects of federal income taxation upon the recipient of an award and the Company with respect to awards granted under the 2004 Stock Incentive Plan. This summary does not purport to be complete and does not discuss the tax consequences of the participant’s death or the income tax law of any local, state or foreign jurisdiction in which any participant may reside.

New Benefit Plans

Future grants made under the 2004 Stock Incentive Plan will be authorized by the Compensation Committee in its discretion (or the Board of Directors in the case of grants to non-employee directors). Therefore, it is not possible to determine the benefits or amounts that will be received by any particular participant or group of participants in the future.

The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the adoption of the 2004 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN.

PROPOSAL TO APPROVE THE COMPANY’S 2005 ANNUAL INCENTIVE PLAN

(Item 4 on the Proxy Card)

The next proposal on the agenda will be approving the Board’s adoption of the 2005 Annual Incentive Plan. The purpose of the plan is to motivate and reward participants in the plan for significant contributions to the Company, and to create a strong alignment between the interests of stockholders and the objectives of the participants under the plan. If the stockholders approve the plan, it will be effective as of January 1, 2005.

The following is a short summary of the plan. The complete 2005 Annual Incentive Plan is attached to this Proxy Statement as Appendix D.

The plan has been designed to preserve the tax deductibility of payments made to named executive officers, which are the CEO and the other four most highly compensated executives in any given year. Specifically, Section 162(m) of the Code generally limits our federal income tax deduction for compensation paid to named executive officers to $1 million each, unless all amounts in excess of the $1 million qualify for an exception to the limit. One of the exceptions is any compensation that is paid under a performance-based compensation plan that has been approved by stockholders. Although the Compensation Committee, as described below, has the discretion to choose who may participate in the Annual Incentive Plan, the purpose of the Plan is to ensure that any compensation that we pay to our named executive officers will be deductible under the federal tax laws.

The Compensation Committee will administer the plan, and will have full and exclusive power to select participants, establish the terms and conditions relating to each award, adopt rules and regulations necessary for the administration of the plan and otherwise construe the Annual Incentive Plan. More information about the Compensation Committee can be found on page 7 of this Proxy Statement.

The plan provides for a performance formula to govern amounts to be paid to participants. Under the formula, each participant may receive an award up to a maximum that is equal to 0.5% of our Pre-Tax Income from Operations (as defined in the plan) for the performance period. In determining the amount payable to participants, the Compensation Committee may in its discretion determine to pay less than the maximum amount allowed, but is not allowed to pay more than the maximum amount indicated by the formula.

The amounts that will be awarded to each participant in the plan will depend on our future financial performance. Therefore, it is impossible to now determine the amounts that will be awarded under the plan. However, had the plan been in effect for 2003, the maximum amount payable to each of the named executive officers would have been approximately $5,800,000.

Awards granted under the plan may be made in cash or shares of our common stock, which may be paid currently or on a deferred basis. There may also be restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee determines with respect to any award.

The plan is perpetual in duration, but the Board of Directors may terminate the plan at any time. Additionally, the Board may amend or otherwise modify the plan provided that such amendment or modification does not adversely affect the rights of any participant under any award previously granted.

The affirmative vote of the holders of a majority of the shares of the Common Stock of the Company present or represented by proxy and entitled to vote at the Meeting is required for approval of the adoption of the 2005 Annual Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2005 ANNUAL INCENTIVE PLAN.

EQUITY COMPENSATION PLANS INFORMATION

The following is a summary of all of our equity compensation plans, including plans that were assumed through acquisitions and individual arrangements that provide for the issuance of equity securities as compensation, as of December 31, 2003.

Plan Category (a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (e)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by security holders (b)	40,487,735	(d)	$26.88	11,438,851	(f)
Equity compensation plans not approved by security holders (c)	3,623,480		$19.26	801,126	(g)
Total	44,111,215		$26.25	12,239,977

a)	Excludes options and warrants to purchase 5,097,602 shares of our common stock, at a weighted-average exercise price of $6.07, granted under equity compensation plans or individual arrangements that were assumed in connection with our acquisition of other companies. Upon consummation of the acquisitions, all of these options and warrants were converted into the right to purchase shares of our common stock. No additional options, warrants or other rights can be granted under any of these assumed plans.
b)	Includes our Employee Stock Purchase Plan, 1993 Stock Incentive Plan, 2000 Stock Incentive Plan and 1996 Non-Employee Director’s Plan.
c)

Includes our 2000 Broad-Based Employee Plan and 2003 Directors’ Deferred Compensation Plan. Also includes individual arrangements under which warrants to purchase our common stock were issued. No options under the Broad-Based Employee Plan are held by, or may be issued to, any of our directors or executive officers. The Broad-Based Employee Plan allows for the granting of stock options, appreciation rights and stock bonuses to employees on such terms and conditions as the Compensation Committee may decide; provided, that the exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant, and all options expire ten years from the date of grant. The 2003 Directors’ Deferred Compensation Plan allows directors to defer a portion of their compensation by receiving shares of common stock in lieu of cash and requires them to receive shares of common stock in lieu of cash for a portion of their compensation. The number of shares issuable to the directors is valued as of the date the directors would otherwise receive cash compensation, based on the fair market value of the common stock as of such day, and is issued following the termination of the directors’ service on the board. The warrants were issued as compensation for goods and services between 1994 and 1997 and expire through 2007.

d)	Excludes purchase rights accruing under our Employee Stock Purchase Plan. Under the plan, eligible employees may purchase shares of our common stock on the last business days of each June and December at a purchase price equal to 85% of the lesser of the closing price of our common stock on January 1st and June 30th for the first purchase period and July 1st and December 31st for the second purchase period.
e)	Weighted average exercise price of outstanding options and warrants; excludes rights issued under the 2003 Directors’ Deferred Compensation Plan.
f)	Includes the shareholder approved reserves as of December 31, 2003 of 1,492,827 shares that may be issued under the Employee Stock Purchase Plan, 8,711,024 that may be issued under the 2000 Stock Incentive Plan and 1,235,000 that may be issued under the 1996 Non-Employee Director’s Plan. No additional shares may be issued under the 1993 Stock Incentive Plan, as that plan expired in May 2003.
g)	Includes 328,046 shares remaining available for issuance under the 2000 Broad-Based Employee Plan and 473,080 shares remaining available for issuance under the 2003 Directors’ Deferred Compensation Plan.

OTHER MATTERS

Neither we nor our directors intend to bring any other matters before the Annual Meeting, nor do we have any present knowledge that any other matters will be presented by others for action at the meeting. If any other matters are properly presented, your proxy card authorizes the people named as proxies to vote as they think best.

OTHER INFORMATION

Stockholder Proposals for the 2005 Annual Meeting

Eligible stockholders who want to have proposals considered for inclusion in the Proxy Statement for our 2005 Annual Meeting should notify our Corporate Secretary. The written proposal must be received at our offices no later than December 9, 2004 and no earlier than November 9, 2004. A stockholder must have been the registered or beneficial owner of (i) at least 1% of our outstanding common stock or (ii) shares of our common stock with a market value of $2,000 for at least one year before submitting the proposal. Also, the stockholder must continue to own the stock through the date of the 2005 Annual Meeting.

Expenses of Solicitation

We pay the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by Internet, telephone or telegraph, or by Waste Management officers and employees without additional compensation. We pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, Mellon Investor Services has been hired to help in the solicitation of proxies for the 2004 Annual Meeting for a fee of approximately $7,000 plus associated costs and expenses.

Annual Report

A copy of our 2003 Annual Report to Stockholders, including our Annual Report on Form 10-K, which includes our financial statements for fiscal year 2003, is enclosed with this Proxy Statement. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.

How to Receive Next Year’s Proxy Statement and Annual Report On-Line

You can elect to receive future Waste Management proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. You can do this by going directly to http://www.icsdelivery.com/wm and following the instructions given, or by going to our website at http://www.wm.com, and clicking on the link that says “Electronic delivery of your annual report & proxy statement.”

Additionally, most stockholders who vote their shares for the 2004 Annual Meeting over the Internet will be given the opportunity to consent to future Internet delivery of our documents when voting. If you are not given an opportunity to consent to electronic delivery when you vote your shares, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery. If you do consent to Internet delivery, a notation will be made in your account. When the Proxy Statement and Annual Report for our Annual Meeting in 2005 become available, you will receive an email notice instructing you on how to access them over the Internet.

Appendix A

WASTE MANAGEMENT, INC.

CORPORATE GOVERNANCE GUIDELINES

Board Mission and Responsibilities

Mission Statement

The Company’s primary objective is to maximize stockholder value, while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.

Corporate Authority & Responsibility

All corporate authority resides in the Board of Directors as the representative of the stockholders. The Board delegates authority to management to pursue the Company’s mission. Management, not the Board, is responsible for managing the Company. The Board retains responsibility to recommend candidates to the stockholders for elections to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chief Executive Officer (the “CEO”), oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.

Board Structure

Board Composition

Independent Directors shall constitute a substantial majority of the Board.

Number of Directors

The Board shall have an objective to maintain its size at nine directors.

Committees

The standing Board committees shall be the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. All standing committees shall be made up of Independent Directors. Committees shall receive authority exclusively through delegation from the Board. The Board must ratify all committee actions unless taken pursuant to an express delegation of authority. A Director may attend any Board committee meeting. The Board shall have responsibility for determining any qualifications of committee members, including whether any member of the Audit Committee is an “Audit Committee Financial Expert”.

Independent Director

Each director must be affirmatively determined by the Board to be an “independent director” as required by the New York Stock Exchange (“NYSE”). In order to meet or exceed the NYSE requirements, the Board has established the following categorical standards and if a director meets such standards, he or she will be presumed to be independent:

1.	During the past three years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.

2.	During the past three years, neither the director, nor any of his or her immediate family members, has received any direct compensation from the Company other than director fees.

3.	During the past three years, the director has not been employed by (or affiliated with) the Company’s present or former auditors, nor has any of his or her immediate family members been so employed or affiliated (except in a non-officer capacity not involving the Company’s business).

4.	During the past three years, neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which an executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director.

5.	The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.

6.	During the past three years, neither the director, nor any of his or her immediate family members, has been employed by (or affiliated with) a significant supplier or customer of the Company. For the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from the Company represent more than 1% of the Company’s or the supplier’s/customer’s consolidated gross revenues.

7.	The following relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company he serves as an executive officer and (ii) if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company’s or the Waste Management Charitable Foundation’s discretionary charitable contributions to the organization, in the aggregate, are less than 1% (or $50,000 whichever is greater) of that organization’s latest publicly available operating budget.

Annually, the Board will review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board.

Directors

Nominees for Election to the Board

The Nominating and Governance Committee shall recommend nominees to the full Board for annual elections of directors.

Retirement

Directors shall submit their resignation due to retirement effective at the annual meeting of stockholders immediately preceding their 70th birthday.

Changes in Professional Responsibility

The Board should consider whether a change in an individual’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill directorship obligations. To facilitate the Board’s consideration, (i) the CEO and other employee directors shall submit a resignation as a matter of course upon retirement, resignation, or other significant change in professional roles, and (ii) all Independent Directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities.

Director Compensation

From time to time the compensation of directors shall be reviewed by the Nominating and Governance Committee, which shall make recommendations to the full Board. The Board’s philosophy is that a substantial portion of director compensation shall be equity-based.

Stock Ownership Guidelines

Each Independent Director is required to own shares of Company common stock valued at five times his annual cash retainer. Existing directors will have three years from March 4, 2004, the date of adoption of the stock ownership guidelines, to attain such level of ownership. Directors elected after March 4, 2004 will have three years from the date of election to the Board to attain such level of ownership.

Outside Board Memberships

The CEO and other senior management members of the Board shall seek the approval of the Board before accepting outside board memberships.

Board Operations

Board Agenda

Each director shall have the right to make recommendations for items to be placed on the Board agenda. The Chairman shall set the agenda for each Board meeting, taking into account input and suggestions from members of the Board.

Strategic Planning

The Board shall hold an annual strategic planning session. The timing and agenda for this meeting is to be suggested by the CEO.

Independent Advice

The Board may seek legal or other expert advice from a source independent of management. Generally this would be with the knowledge of the CEO.

With regard to investigations approved by resolution of the Board and in which the Board believes there may be a potential conflict of interest, the Board shall select independent outside counsel, accountants and other advisors it determines are independent of the Company and management, and the cost of such advisors will be paid by the Company.

Business Transactions

Any transaction (excluding Board approved compensation and normal expense reimbursement) between or involving the Company or any of its affiliates and a member of the Board or member of the Company’s senior leadership team or any member of their immediate family sharing the same household, including any entity (whether for profit or not for profit) with which they are affiliated including as an officer, director, partner, employee or in any similar capacity, or in which they hold more than an aggregate 5% equity stake (in each case a “Covered Person”), whether acting on their own behalf or on behalf of a third party, must be approved in advance by the Board. Such approval shall be required during the relevant Board member or senior leadership team member’s service at the Company and for a period of two years after such service is terminated. Board approval shall not be required for deminimis transactions executed in the ordinary course of business without the involvement of the relevant Covered Person.

Access to Top Management

Board members are free to contact members of senior management and are encouraged to coordinate their contacts with the CEO, President, Chief Financial Officer or General Counsel.

Executive Meetings of Independent Directors

An executive meeting of Independent Directors should be held before each Board meeting. The Chairman of the Nominating and Governance Committee shall lead these sessions and act as presiding director.

Mailing Board Meeting Materials

Directors should receive materials for regular Board meetings at least three calendar days before the meeting. It is recommended that directors receive three days notice of Special Board Meetings. If necessary, the Company’s By-laws allow for as little as 24 hours formal notice for a Special Board Meeting. Materials for Special Board Meetings shall be distributed as promptly as practicable.

Guidelines Regarding Field Board Meetings or Director Visits to Operational Sites

Board meetings shall periodically include operational site visits.

Board Evaluation

The Nominating and Governance Committee shall be responsible for evaluating directors as part of its process for recommending director nominees to the Board.

The Nominating and Governance Committee shall be responsible for coordinating an annual evaluation by the directors of the Board’s and committees’ performance and procedures.

CEO Evaluation

The Nominating and Governance Committee shall be responsible for coordinating an annual evaluation of the CEO by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to CEO compensation. The Chairman of the Nominating and Governance Committee shall be the liaison with the CEO.

Management Succession

The Board shall coordinate with the CEO to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The CEO shall report to the Board annually about development of senior management personnel and succession plans.

Media Relations

Management speaks for the Company.

Director Orientation

The Board shall adopt an orientation program for new directors, that includes an orientation module for new members of the Audit Committee. All directors are encouraged to attend programs on Board governance and service, as they feel appropriate, and the costs of such programs shall be paid by the Company.

Appendix B

WASTE MANAGEMENT, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications, performance and independence, and (4) the performance of the Company’s internal auditor function. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement. The Audit Committee shall have and may exercise all the powers of the Board with respect to the specific authority delegated to the Audit Committee in this Charter or hereafter specifically delegated to the Audit Committee by the Board of Directors, except as may be prohibited by law.

The independent auditors of the Company are ultimately accountable to the Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and such auditor). In fulfilling that responsibility, the Audit Committee has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors (and to nominate the independent auditor for stockholder approval). The Audit Committee shall also have the ultimate authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements of the Company’s independent auditor. The Audit Committee also has the responsibility for evaluating and determining that the audit engagement team has the competence necessary to conduct the audit engagement in accordance with Generally Accepted Auditing Standards (“GAAS”).

COMMITTEE MEMBERSHIP STRUCTURE

The Audit Committee shall be elected by the Board of Directors and may be removed by the Board of Directors. The Audit Committee shall consist of not less than three, nor more than five, members of the Board of Directors. The members of the Audit Committee shall receive no compensation from the Company other than fees and other remuneration paid in their capacity as a director, committee member or committee chair. Without limiting the foregoing, no Audit Committee member may accept any consulting, advisory or other compensatory fee from the Company or its affiliates. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also elect a chairman of the Audit Committee. Each member of the Audit Committee must be an “independent director” determined in accordance with the Company’s Corporate Governance Guidelines, which meet or exceed the New York Stock Exchange requirements and any currently adopted Federal legislation rule or regulation (the “Applicable Rules and Regulations”).

RESPONSIBILITIES

The Audit Committee shall:

Financial Statement and Disclosure Matters

•	Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles, practices, and judgments, as well as the adequacy and effectiveness of accounting and financial internal controls that could significantly affect the Company’s financial statements.

•	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

•	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q.

•	Review with management and the independent auditor press releases relating to earnings, prior to release, as well as earnings guidance provided to analysts and ratings agencies.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including a review of the adequacy of reserves.

•	Periodically discuss and review the Company’s approach to risk assessment and risk management.

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

•	Review such other matters with the independent auditor as are required by GAAS or the Applicable Rules and Regulations.

•	Review on an annual or quarterly basis the certifications by the CEO and CFO as to the accuracy and completeness of the Company’s reports and filings under the Securities Exchange Act of 1934, related financial statements and disclosures.

•	Discuss with the independent auditor any material changes to the Company’s accounting principles and any matters required to be communicated by the independent auditor by Statement on Auditing Standards No. 61 relating to the conduct of the audit (including the independent auditor’s judgments about the quality of the Company’s accounting principals and estimates).

Oversight of the Company’s Relationship with the Independent Auditor

•	Retain, evaluate on an annual basis, and, if necessary, replace the independent auditor.

•	Approve all services, including non-audit engagements, to be provided by the independent auditor prior to the engagement; provided that any such non-audit services must be of a type permitted to be provided by the independent auditor under the Applicable Rules and Regulations. The Audit Committee may delegate the authority to pre-approve non-audit services to one or more members of the Audit Committee, but any such approval shall be reported to the Audit Committee at or prior to its next regularly scheduled meeting.

•	Be responsible for determining the compensation paid to the independent auditor for both audit and non-audit related services.

•	Establish clear hiring policies for employees or former employees of the independent auditor in accordance with the Applicable Rules and Regulations.

•	Review the independence of the independent auditors, giving consideration to the range of audit and non-audit services performed by them. In this connection, the Audit Committee is responsible for ensuring the independent auditors furnish at least annually a formal written statement delineating all relationships with the Company. To evaluate the independence of the independent auditors, the Audit Committee shall review the statement; conduct an active discussion with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors; take any other appropriate action in response to the independent auditors’ statement or other communications to satisfy itself of the independence of the independent auditors and compliance with the Applicable Rules and Regulations; and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report by the independent auditor, at least annually, describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues and all relationships between the independent auditor and the Company; and report conclusions to the Board.

•	Meet with the independent auditor and the senior internal auditing executive prior to the annual audit to review and approve the planning, scope, adequacy, and staffing of the annual audit.

•	Review with the internal auditor and the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

•	The level of satisfaction by the independent auditor that it has had timely access to all relevant data and information.

•	Any changes required in the planned scope of the internal and external audit.

•	The internal audit department responsibilities, budget and staffing.

Oversight of the Company’s Internal Audit Function

•	Review and approve the appointment and termination of the senior internal auditing executive, and the structure of the internal audit staff.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Obtain reports from management and the Company’s senior internal auditing executive that the Company’s subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethical Conduct.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Review with the Company’s chief compliance officer and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethical Conduct, as well as actions taken to maintain an effective compliance program, including developments in compliance law and best practices.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet at least quarterly with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

General/Administrative Responsibilities

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	Report to the Board, at least annually, all public company audit committee memberships by members of the Committee.

•	Perform a self-evaluation of the Committee’s performance on an annual basis.

•	Adopt an orientation program for new Committee members. All Committee members are encouraged to attend educational programs to enhance their Audit Committee membership, as they feel appropriate, and the costs of such program will be paid by the Company.

•	Perform any other activities consistent with this Charter, the Company’s By-laws, governing law and the Applicable Rules and Regulations, with respect to the financial affairs of the Company, as the Audit Committee deems appropriate, and report such other activities to the Board at their next meeting.

•	Make regular reports to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and the Applicable Rules and Regulations. These are the responsibilities of management and the independent auditor. It is also not the duty of the Audit Committee to conduct investigations, or to assure compliance with laws and regulations and the Company’s Code of Ethical Conduct.

The Audit Committee shall have the authority to engage outside advisors, including legal, accounting or other consultants to advise the Audit Committee or as it determines necessary to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

Appendix C

WASTE MANAGEMENT, INC.

2004 STOCK INCENTIVE PLAN

(As Established Effective                  ,             )

1. Purpose of the Plan.    The Waste Management, Inc. 2004 Stock Incentive Plan (the “Plan”), is intended to advance the best interests of the Company, its Subsidiaries and Affiliates by providing certain Employees and Non-Employee Directors of the Company, its Subsidiaries and Affiliates with additional incentives through the grant of Options, Stock Awards, Stock Appreciation Rights and Cash Awards, thereby increasing the personal stake of such Non-Employee Directors and Employees in the continued success and growth of the Company.

2. Definitions.    As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Dividend Equivalents, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Share Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means common stock of the Company, par value $.01 per share.

“Company” means Waste Management, Inc., a Delaware corporation.

“Deferred Stock Unit” means a phantom share unit with a value equal to one share of Common Stock (as determined by the Committee).

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Committee, may be awarded (a) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (b) singly.

“Effective Date” means the first date upon which the Plan has been approved both (a) by the Board and (b) by a majority of the votes cast at a duly held stockholders’ meeting at which the requisite quorum of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

“Employee” means (a) an employee of the Company or any of its Subsidiaries or Affiliates and (b) an individual (i) who has agreed to become an employee of the Company or any of its Subsidiaries or Affiliates (ii) and who is expected to become such an employee within the six-month period immediately following the acceptance of an offer of employment, and (iii) who actually becomes so employed within the period described in clause (ii) hereof.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if shares of Common Stock are not so listed but are quoted by The Nasdaq Stock Market, Inc., the average of the highest and lowest sales price per share of Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc., or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing as quoted by The Nasdaq Stock Market, Inc. at the time of exercise, (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (d) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan as determined by the Committee. The Grant Date for any Award granted pursuant to the substitution provision of Section 9(d) will be the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Option or SAR.

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee.

“Non-Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(A), but does not satisfy the requirements of Section 7(a)(v)(B).

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which is not intended to comply with the requirements of Section 422 of the Code.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Share Award” means either a Qualified Performance Share Award or a Non-Qualified Performance Share Award.

“Performance Goal” means one or more standards established by the Committee, to determine in whole or in part whether a Performance Share Award shall be earned.

“Plan” has the meaning assigned in Section 1.

“Pool Limit” has the meaning assigned in Section 4(a).

“Prior Plans” means the Waste Management, Inc. 2000 Stock Incentive Plan and the Waste Management, Inc. 1996 Stock Option Plan for Non-Employee Directors.

“Qualified Performance Share Award” means a grant of Stock Units made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals and otherwise satisfies the requirements of Section 7(a)(v)(B).

“Restricted Stock” means any Common Stock that is restricted as to transferability and subject to forfeiture provisions.

“Restriction Period” means a period of time (a) beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions or (b) beginning as of the Grant Date of an Award of Stock Units, a Cash Award or a Performance Share Award, as the case may be, and ending with respect to all or part of an Award when such Award, or part thereof, is vested.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock, Performance Share Award or Stock Units.

“Stock Based Awards Limitations” has the meaning assigned in Section 7(b)(iii).

“Stock Unit” means a phantom share unit equal to the value of one share of Common Stock (as determined by the Committee), which, in the discretion of the Committee, may be restricted and subject to forfeiture provisions.

“Subsidiary” means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

Employees eligible for the grant of Awards under this Plan are those selected by the Committee who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company, its Subsidiaries and Affiliates. Non-Employee Directors eligible for the grant of Awards are those that may be designated by the Board.

4. Common Stock Available for Awards.

(a) Subject to the provisions of Section 4(b) and Section 14 hereof, and subject to increase to reflect the counting of Options and SARs described in this Section 4, the number of shares of Common Stock available for Awards shall be 22,500,000, plus any remaining shares of Common Stock which are available for Awards, or which subsequently become available, under the Prior Plans (the “Pool Limit”), provided, however, that in no event will more than 34,000,000 shares be issued under the Plan in settlement of Awards. For purposes of the Pool Limit, any shares of Common Stock granted pursuant to any Award of Options or Stock Appreciation Rights shall count against the Pool Limit as one-half (1/2) of a share of Common Stock. Shares granted pursuant to all other Awards shall count against the Pool Limit as a full share of Common Stock.

(b) The number of shares of Common Stock that are the subject of Awards under this Plan, and the number of shares of Common Stock that are subject to outstanding awards under the Prior Plans, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder; provided, however, that shares of Common Stock granted pursuant to any Option or SAR granted under the Plan or the Prior Plans shall count as one-half (1/2) of a share of Common Stock. If the Grant Price or other purchase price of any Option or other Award granted under the Plan or the Prior Plans is satisfied by tendering shares of Common Stock to the Company, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above; provided however, that the net shares associated with the exercise of an Option and shares tendered for taxes due upon exercise will be multiplied by a factor of one-half (1/2). If the Grant Price or other purchase price of an Option under the Plan or the Prior Plans is satisfied by a payment of cash to the Company by the Participant or by or for the account of a Participant, any shares purchased by the Company with such cash proceeds shall by multiplied by a factor of one-half (1/2) and immediately be added to the shares available for future Awards. Shares of Common Stock delivered under the Prior Plans or the Plan as an Award or in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. Deferred Stock Units granted at the Employee or Non-Employee Director’s election as payment in lieu of cash incentives otherwise earned and payable to an employee or director under another plan or arrangement shall not count against the Pool Limit. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) This Plan shall be administered by the Committee except as otherwise provided herein.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, Options or Stock Appreciation Rights granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or Stock Appreciation Right except as expressly provided by the adjustment provisions of Section 14. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) In accordance with the Company’s Corporate Governance Guidelines, compensation of Non-Employee Directors is recommended by the Company’s Nominating & Governance Committee and approved by the Board. Therefore, with respect to any Awards granted to Non-Employee Directors, the Committee’s authority as provided in this Plan shall be solely to carry out or otherwise take such actions as necessary to effect the grants of Awards as approved by the Board and communicated to the Compensation Committee as payable or issuable to Non-Employee Directors.

(d) No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority.    Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may delegate any or all of its power and duties under the Plan to the Chief Executive Officer and/or one or more other committees that it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (a) amend or modify the Plan pursuant to Section 12 or (b) act on matters affecting any Participant who is subject to (i) the reporting requirements of Section 16(a) of the Exchange Act, or (ii) the liability provisions of Section 16(b) of the Exchange Act.

7. Awards.

(a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Non-Employee Directors who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company, its Subsidiaries or Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon separation of employment or affiliation with the Company, its Subsidiaries or Affiliates, a Participant’s unexercised, deferred, unvested or unpaid Awards, if any, shall be treated as set forth in the applicable Award Agreement or as otherwise specified by the Committee.

(i) Option.    An Award may be in the form of an Option. The Grant Price of an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock subject to such Option on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights.    An Award may be in the form of a SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of a SAR shall be determined by the Committee but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award.    An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee and set forth in an Award Agreement. Stock Units or shares of Restricted Stock granted under this Section will vest no sooner than one-third on each of the first three anniversaries of the Grant Date. Notwithstanding the above, a newly hired Employee may, upon commencement of employment with the Company or any Subsidiary or Affiliate, be immediately vested in any Stock Award made to replace forfeited awards from a prior employer. Furthermore, the Committee may provide for earlier vesting of any Stock Award upon a Participant’s termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. Stock Awards granted as Performance Share Awards are governed by Section 7(a)(v) below.

(iv) Cash Award.    An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee. Cash Awards intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same terms and conditions as described in (a)(v)(B), Qualified Performance Share Awards, of this Section 7.

(v) Performance Share Award.    Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Employee may be granted a Performance Share Award. The terms, conditions and limitations applicable to any Performance Share Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Performance Share Award shall have a minimum Restriction Period of one year from the Grant Date unless the Committee provides for earlier vesting upon a termination of employment by reason of retirement or disability, each as determined by the Committee, or termination of employment due to death. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Share Awards that may be paid out to the Participant. As described below, there are two possible forms of Performance Share Awards under this Plan: Non-Qualified Performance Share Awards and Qualified Performance Share Awards.

(A) Nonqualified Performance Share Awards.    Performance Share Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Share Awards.    Performance Share Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (1) 90 days after the commencement of the period of service to which the Performance Goal relates and (2) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. The period over which a Performance Goal is measured shall be no less than 1 year and no more than 5 years. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); operating income; net operating income after tax; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital employed; return on assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; or debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring a Performance Goal, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the Performance Goals are determined. In interpreting Plan provisions applicable to Qualified Performance Share Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals for Qualified Performance Share Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Share Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to the following type of Awards made hereunder:

(i) no Participant who is an Employee as of the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1 million shares of Common Stock;

(ii) no Participant who becomes an Employee subsequent to the Effective Date may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for, or otherwise relate to, in the aggregate, more than 1.5 million shares of Common Stock;

(iii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (iii), together with the limitation set forth in clause (i) and clause (ii) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iv) no Participant may be granted Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $5 million.

8. Non-United States Participants.    The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

9. Payment of Awards.

(a) General.    Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Common Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by entry in a bookkeeping account or in such other manner as the Committee may determine.

(b) Deferral.    With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment in the form of cash or Common Stock. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends.    Rights to dividends or Dividend Equivalents may be granted singly or extended to and made part of any Award subject to such terms, conditions and restrictions as the Committee may establish. As determined by the Committee, Dividend Equivalents may be (i) paid to Participants currently, (ii) deferred, and (iii) subject to the same vesting as the Award to which the Dividend Equivalents relate, if applicable. Where Dividend Equivalents are deferred or subject to vesting, the Committee may permit for, or require, the conversion of Dividend Equivalents into Deferred Stock Units. Deferred Stock Units arising from such a conversion of Dividend Equivalents that is at election of the Employee or Non-Employee Director shall not count against the Pool Limit. Deferred Stock Units arising from a conversion of Dividend Equivalents that is required by the Committee will count against the Pool Limit.

(d) Substitution of Awards.    Subject to Sections 5, 12 and 14, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type. The Grant Date for any Award granted pursuant to the substitution provisions of this Section 9(d) will have the Grant Date of the original Award.

(e) Cash-out of Awards.    At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

10. Option Exercise.    The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

11. Taxes.    The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination of the Plan.    The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed. Notwithstanding anything herein to the contrary, Options and SARs granted under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option or SAR except as expressly provided by the adjustment provisions of Section 14.

13. Assignability.    Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Securities Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or a special dividend payable in cash or other stock split, or spin-off then (i) the number of shares of Common Stock reserved under this Plan and available for grant pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the share limitations described in Section 7(b) shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, reorganization or liquidation of the Company, or the sale of all or substantially all of the Company’s assets or common stock, the Board shall be authorized (x) subject to the provisions of Section 4 above, to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of

Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

15. Restrictions.    Common Stock or other forms of payment with respect to any Award will be issued as soon as practicable following attainment of a right to payment; provided, however, that no Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Effect on Prior Plans. From and after the Effective Date of the Plan, no further awards or grants will be made under the Prior Plans. The Prior Plans will, however, continue in existence and operation following the Effective Date with respect to awards or grants outstanding under the Prior Plans. From and after the Effective Date, shares available for issuance under the Prior Plans will be subject to provisions of Section 4 of this Plan. The Prior Plans are hereby amended as necessary to effect the provisions of Section 4 of this Plan.

18. Rights as a Stockholder.    A Participant will not have any rights as a stockholder with respect to any share covered by any Award until such Participant has become the stockholder of record of such share.

19. Right to Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

20. Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

22. Effectiveness and Term.    The Plan shall be effective on the Effective Date and shall terminate, except with respect to Awards then outstanding, on the earlier of (a) the termination of the Plan in accordance with Section 12, (b) the date when no more shares are available for issuance under the Plan or (c) the fifth anniversary of the Effective Date. This Plan has been adopted by the Board subject to stockholder approval. Notwithstanding any terms herein to the contrary, the Plan and any benefits granted hereunder will be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

Appendix D

WASTE MANAGEMENT, INC.

2005 ANNUAL INCENTIVE PLAN

(Effective as of January 1, 2005)

1. Purpose. The principal purpose of the Waste Management, Inc. 2005 Annual Incentive Plan (the “Plan”) is to advance the interests of the Company, its Subsidiaries and Affiliates by providing for annual or other periodic performance-based compensation, within the meaning of Section 162(m) of the Code, for Employees of the Company and its Subsidiaries and Affiliates who are designated as Participants in the Plan in the manner hereinafter provided, so as to attract and retain such individuals, make their compensation competitive with other opportunities and provide them with an incentive to strive to achieve the Company’s financial and other business objectives.

2. Definitions. Unless the context otherwise clearly requires, the following definitions are applicable to the Plan:

“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Award” means an incentive compensation award payable in cash or Common Stock granted to a Participant with respect to a particular Performance Period pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means common stock of the Company, par value $.01 per share.

“Company” means Waste Management, Inc., a Delaware corporation.

“Employee” means any person who is employed by the Company or any of its Subsidiaries or Affiliates.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Incentive Formula” means an amount equal to no more than 0.5% of Pre-Tax Income from Operations per Participant.

“Participant” means an Employee who is considered to be a “covered employee” under Section 162(m) of the Code or any other Employee that is selected to participate in the Plan for a Performance Period.

“Performance Period” means the Company’s fiscal year or other period designated by the Committee.

“Pre-Tax Income from Operations” means operating income after net interest expense, minority interest and net other income as reported in the Company’s income statement for the Performance Period. In the discretion of the Committee, Pre-Tax Income from Operations may be adjusted to eliminate income charges for restructuring, extraordinary, unusual or non-recurring items, discontinued operations and cumulative effect of accounting changes, each as defined by Generally Accepted Accounting Principles or changes in tax laws, as identified on the face of the income statements or in the footnotes thereto, or in the Management Discussion and Analysis section of the Annual Report.

“Subsidiary” means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

3. Eligibility. The Committee shall select the Employees who will be Participants for each Performance Period. Except as otherwise specified in a written employment agreement, no Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Performance Period, (b) if so selected, to be entitled to an Award, or (c) if selected as a Participant in one Performance Period, to be selected as a Participant in any subsequent Performance Period.

4. Plan Administration. The Committee shall administer the Plan. All decisions of the Committee will be binding and conclusive on the Participants. The Committee, on behalf of the Participants, shall enforce this Plan in accordance with its terms and will have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

(a) To select the Participants;

(b) To interpret, construe, approve and adjust all terms, provisions, conditions and limitations of this Plan;

(c) To decide any questions arising as to the interpretation or application of any provision of the Plan;

(d) To prescribe forms and procedures to be followed by Employees for participation in the Plan, or for other occurrences in the administration of the Plan;

(e) To establish the terms and conditions of any agreement under which an Award may be earned and paid; and

(f) In addition to all other powers granted herein, the Committee shall make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

No member of the Committee or any Employee or committee of the Company to whom the Committee has delegated authority under this Plan will be liable for anything done or omitted to be done by him, by any member of the Committee or by any Employee of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

5. Awards. The Committee shall determine the terms and conditions of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of Awards. A Participant in the Plan shall be eligible for an Award equal to no more than the amount calculated under the Incentive Formula. At the end of the Performance Period, the Committee, in its sole discretion, may reduce, but not increase, the amount of an Award payable to any Participant based upon certain factors, which may include, but are not limited to, individual or business unit or other corporate performance criteria. With respect to each Participant, no Award shall be payable hereunder except upon written certification by the Committee of the maximum amount of an Award payable to such Participant.

6. Payment of Awards. The Committee has sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan. The determination of the Committee, which shall be binding and conclusive on any Participant, shall be communicated in writing to each Participant. Generally, however, the following provisions may apply:

(a) Form of Payment. Payment of Awards may be made in cash or Common Stock, which may be paid on either a current or a deferred basis and will be subject to such restrictions as the Committee may determine.

(b) Date of Payment. Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period. Notwithstanding the foregoing and subject to the approval of the Committee, a Participant may elect to defer amounts payable pursuant to an Award under the terms of any deferred compensation plan in which the Participant is eligible to participate.

7. Assignability. Unless otherwise determined by the Committee, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, other than pursuant to a marital settlement agreement or similar domestic relations agreement, decree or order, or by will or the laws of descent and distribution. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 7 shall be null and void. No Award or other benefit under this Plan will be subject to attachment or legal process for or against a Participant or his beneficiary or beneficiaries, as the case may be.

8. Tax Withholding. The Company shall have the right to withhold applicable taxes from any Award payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

9. Finality of Determinations. Any determination by the Company, the Board or the Committee in carrying out or administering this Plan shall be final and binding for all purposes and upon all persons, including, but not limited to, the directors, officers and Employees of the Company, the Participants and their heirs, successors, and personal representatives.

10. Employee Rights Under the Plan. Except as otherwise specified in a written employment agreement, no Employee or other person shall have any claim or right to be granted an Award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving an Employee any right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates. No Participant shall have any lien on any assets of the Company or any of its Subsidiaries or Affiliates by reason of any Award made under this Plan.

11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan at any time, provided, however, that no termination or amendment may adversely affect the rights of any Participant under any Award previously granted to such Participant without the consent of such Participant. The Committee at any time may rescind or correct any actions made in error or that may jeopardize the intended tax status or legal compliance of the Plan.

12. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, shall be governed by and construed in accordance with the laws of the State of Texas.

WASTE MANAGEMENT, INC. Annual Meeting of Stockholders—May 14, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Waste Management, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 8, 2004, and hereby appoint(s) A. Maurice Myers and Rick L Wittenbraker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Waste Management, Inc., to be held May 14, 2004 at 11:00 a.m., Central time, at The Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

Attention participants in 401(k) plans: If you have an interest in the Common Stock of Waste Management, Inc. through participation in the Waste Management Retirement Savings Plan or the Waste Management Retirement Savings Plan for Collectively Bargained Employees, you may confidentially instruct the Trustee(s) of the respective plan on how to vote the shares representing your proportionate interest in such plan’s assets. The Trustee(s) shall vote shares in accordance with any instructions received. Any shares for which the Trustee(s) has not received timely voting instructions shall be voted by the Trustee(s) in its sole discretion.

1001 FANNIN STREET SUITE 4000 HOUSTON, TX 77002

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Waste Management, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WSTMNG	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WASTE MANAGEMENT, INC.

Vote On Directors

1. Proposal to elect 01) Pastora San Juan Cafferty	06) W. Robert Reum	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the
02) Frank M. Clark, Jr. 03) Robert S. Miller	07) Steven G. Rothmeier 08) David P. Steiner	☐	☐	☐	nominee’s number on the line below.
04) A. Maurice Myers	09) Carl W. Vogt
05) John C. Pope

Vote On Proposals	For	Against	Abstain

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for 2004.	☐	☐	☐

3. To vote on a proposal to approve our 2004 Stock Incentive Plan.	☐	☐	☐

4. To vote on a proposal to approve our 2005 Annual Incentive Plan.	☐	☐	☐

Note: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date